UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Soapstone Networks Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SOAPSTONE NETWORKS INC.

296 Concord Road

Billerica, MA 01821-3487

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2008

To the Stockholders of Soapstone Networks Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Soapstone Networks Inc. (the “Company”) will be held at the offices of Choate Hall & Stewart LLP, Two International Place, Boston, MA 02110, on Thursday June 5, 2008 at 9 a.m., local time, to consider and act upon each of the following matters:

1.	To elect one member to the Board of Directors to serve for a three-year term as a Class II Director or until his successor is duly elected and qualified.

2.	To approve the Soapstone Networks Inc. 2008 Global Stock Plan.

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record as of the close of business on April 11, 2008, the record date fixed by the Board of Directors for such purpose, are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE PROXY CARD TO SUBMIT YOUR VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 296 Concord Road, Billerica, Massachusetts, 01821-3487 for a period of ten days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors

William J. Stuart

Secretary

Billerica, Massachusetts

April 29, 2008

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE PROXY CARD TO SUBMIT YOUR VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE. ADDITIONAL POSTAGE MAY BE REQUIRED IF THE PROXY CARD IS MAILED OUTSIDE OF THE UNITED STATES.

SOAPSTONE NETWORKS INC.

296 Concord Road

Billerica, MA 01821-3487

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Soapstone Networks Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held at the offices of Choate Hall & Stewart LLP, Two International Place, Boston, MA 02110 on Thursday, June 5, 2008, at 9 a.m., local time, or at any adjournments thereof (the “Annual Meeting”). Stockholders may vote in person or by proxy. All proxies will be voted in accordance with the stockholders’ instructions, provided, however, that if any returned proxy card (or any signed and dated copy thereof) does not specify a choice, it will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company at any time before it is exercised; or (ii) attending the Annual Meeting and voting in person.

Only stockholders of record as of the close of business on April 11, 2008, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of that date, there were an aggregate of 14,812,436 shares of common stock, par value $.0001 per share (“Common Stock”), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

The purpose of the Annual Meeting is to elect one member to the Board of Directors of the Company to serve a three-year term as a Class II Director, to approve the Soapstone Networks Inc. 2008 Global Stock Plan and to ratify the selection of our independent registered public accounting firm. The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

The Company’s Annual Report containing consolidated financial statements for the fiscal year ended December 31, 2007 is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will be first mailed to stockholders on or about April 29, 2008.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE PROXY CARD TO SUBMIT YOUR VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE. ADDITIONAL POSTAGE MAY BE REQUIRED IF THE PROXY CARD IS MAILED OUTSIDE OF THE UNITED STATES.

ELECTION OF DIRECTORS

Proposal No. 1

Pursuant to the Company’s Fourth Restated Certificate of Incorporation and Amended and Restated By-Laws, the Board of Directors of the Company is currently fixed at four and is divided into three classes. There are two directors currently serving in Class I, one director currently serving in Class II, and one director currently serving in Class III. Each director serves for a three-year term, with one class of directors being elected at each annual meeting. The present term of office for the current Class II Director will expire at this Annual Meeting of Stockholders. The current Class III Director’s term will expire at the annual meeting of stockholders to be held in 2009. The current Class I Directors’ term will expire at the annual meeting of stockholders to be held in 2010. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Currently, William Ingram and Robert P. Schechter are the Class I Directors; Richard T. Liebhaber is the Class II Director; and William J. Leighton is the Class III Director.

Only the nominee for Class II Director is being presented for election at this Annual Meeting. The nominee for Class II Director, as recommended by the Nominating and Governance Committee of the Company’s Board of Directors and pursuant to the policies established by such committee, is Richard T. Liebhaber, who is currently serving as a Class II Director of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted for his re-election. The Board of Directors knows of no reason why the nominee should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number. The proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

A plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter is required for election to the board as Class II Director of the nominee above.

The Board of Directors recommends a vote “FOR” the election of the nominee as Class II Director.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the Class I Directors, Class II Director, Class III Director and the executive officers of the Company as of April 11, 2008:

Name	Age	Position
William J. Leighton, Ph.D.	56	Chief Executive Officer and Class III Director
William J. Stuart	56	Chief Financial Officer, Senior Vice President of Finance, Treasurer and Secretary
Larry R. Dennison(1)	50	Chief Technology Officer and Senior Vice President of Research and Development
Esmeralda S. Swartz(2)	37	Senior Vice President of Marketing and Business Development
T.S. Ramesh	41	Principal Accounting Officer and Vice President of Finance
William Ingram (3)(4)(5)	51	Class I Director
Richard T. Liebhaber (3)(4)	72	Class II Director and Chairman
Robert P. Schechter (4)(5)	59	Class I Director

(1)	Dr. Dennison was elected to serve as an Executive Officer of the Company by the Board of Directors on March 10, 2008.

(2)	Ms. Swartz was elected to serve as an Executive Officer of the Company by the Board of Directors on March 10, 2008.

(3)	Member of Compensation Committee.

(4)	Member of Audit Committee.

(5)	Member of the Nominating and Governance Committee.

William J. Leighton, Ph.D. has served as our Chief Executive Officer since November 2004 and as a Director since May 2004. Before joining the Company, Dr. Leighton spent 27 years employed by AT&T. From May 2003 to March 2004, Dr. Leighton served as Vice President of Research at AT&T Labs. Prior to that, Dr. Leighton was Vice President of Technology and Services Strategy at AT&T Labs.

William J. Stuart has served as our Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary since August 2006. Prior to joining the Company, Mr. Stuart was a General Partner of Still River Funds, a venture capital firm focused on investments in the information technology, communications and life sciences industries, from September 2001 to August 2006. Prior to that, Mr. Stuart served as Vice President of Business Development of ADC Telecommunications, Inc. from October 2000 to September 2001 and as Chief Financial Officer of Broadband Access Systems, Inc. from October 1999 until it was acquired by ADC Telecommunications, Inc. in September 2000. Prior to that, Mr. Stuart held CFO and VP level positions at NetCore Systems, Telco Systems, AccessLine Technologies and AT&T Paradyne.

Larry R. Dennison, Ph.D. has served as our Chief Technology Officer and Senior Vice President of Research and Development since March 2008. Dr. Dennison co-founded the Company in 1996 and has served in senior management positions, most recently as Chief Technology Officer, and played a central role in the development of the Company and its technology. Prior to co-founding the Company, Dr. Dennison held various technical and management positions with BBN Technologies and General Computer.

Esmeralda S. Swartz has served as our Senior Vice President of Marketing and Business Development since March 2008. Ms. Swartz joined the Company in 2000 and has held various management positions, most recently Vice President of Marketing. Prior to joining the Company, Ms. Swartz served as director at IDC.

T.S. Ramesh has served as our Vice President of Finance and Principal Accounting Officer since May 2006. Mr. Ramesh also served as our acting Chief Financial Officer from May 2006 through August 2006. From April 2003 until May 2006, Mr. Ramesh served as the Company’s Controller. Prior to joining the Company, Mr. Ramesh held various senior positions in accounting and finance between 1999 and 2003 at Sycamore Networks, InteQ Corporation and Wang Global, which was acquired by Getronics. Prior to that, Mr. Ramesh was a manager with PricewaterhouseCoopers LLP.

William Ingram has served as a Director since November 2003. Mr. Ingram is currently Senior Vice President of Financial Operations and Strategy of Leap Wireless International, Inc., a provider of wireless communication services. From April 2007 through December 2007, Mr. Ingram was a consultant focusing on telecommunications and internet infrastructure strategies. Mr. Ingram served as Vice President and General Manager of AudioCodes, Inc., a telecommunications equipment company from July 2006 to March 2007. Prior to that, Mr. Ingram served as the President and Chief Executive Officer of Nuera Communications, a provider of Voice-over-Internet Protocol infrastructure solutions, from September 1996 until it was acquired by AudioCodes, Inc. in July 2006. Prior to joining Nuera in 1996, Mr. Ingram was the Chief Operating Officer of PCSI-Clarity Products Division, a provider of wireless data communications products, President of Ivie Industries, a computer security and hardware manufacturer, and President of KevTon, an electronics manufacturing company.

Richard T. Liebhaber has served as a Director since June 1997 and is Chairman of the Board. Mr. Liebhaber was a Consulting Managing Director at Veronis, Suhler & Associates, Inc., a provider of financial advisory services to the communications industry, from June 1995 to August 2001. Prior to that, Mr. Liebhaber served as Executive Vice President of MCI Communications Corporation, a telecommunications provider, from December 1985 to May 1995. Mr. Liebhaber also serves on the boards of directors of ILOG S.A., a software company, JDS Uniphase Corporation, a provider of optical communications products, and Cogent Communications, Inc., an internet service provider.

Robert P. Schechter has served as a Director since June 2003. Mr. Schechter is currently Chairman and Chief Executive Officer of NMS Communications, Inc., a provider of telecommunications equipment. Prior to joining NMS in 1995, Mr. Schechter spent eight years at Lotus Development Corporation as Senior Vice President of Finance and Operations and Chief Financial Officer, and most recently as Senior Vice President of the International Business Group. Prior to that, Mr. Schechter was a partner with Coopers & Lybrand in Boston. Mr. Schechter also serves on the boards of directors of Moldflow Corporation, a developer of software products for the design of plastics products, and Unica Corporation, a provider of marketing management software.

Executive officers of the Company are elected on an annual basis by the Board of Directors to serve at the pleasure of the Board of Directors until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met eight times during the fiscal year ended December 31, 2007. Each of the directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which he served during fiscal 2007. The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees. Each committee has a charter that has been approved by the Board of Directors. A current copy of each committee charter is available at www.soapstonenetworks.com at the Corporate Governance section of the Company’s website. Each committee reviews the appropriateness of its charter at least annually.

Audit Committee

The Audit Committee of the Board of Directors, of which Messrs. Ingram, Liebhaber and Schechter are currently members, oversees the accounting and financial reporting processes and controls of the Company and the audits of the financial statements of the Company. More specifically, the Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing (i) the financial reports provided by the Company to the Securities and Exchange Commission (the “SEC”), the Company’s stockholders or the general public and (ii) the Company’s internal financial and accounting controls. The Audit Committee also (i) is responsible for the appointment, compensation, retention and oversight of the work performed by any independent registered public accounting firm engaged by the Company, (ii) recommends, establishes and monitors procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (iii) establishes and distributes procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (iv) engages advisors as necessary, and (v) distributes the funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties. Messrs. Liebhaber, Schechter and Ingram were members of the Audit Committee for all of fiscal 2007. The Board of Directors has determined that each current member of the Audit Committee is independent within the meaning of the Company’s and the NASDAQ Marketplace Rules director independence standards and the SEC’s heightened director independence standards for audit committee members. In addition, each member of the Audit Committee is able to read and understand financial statements of a complexity at least comparable to the Company’s financial statements, and the Board of Directors has determined that Mr. Schechter qualifies as an “audit committee financial expert” under the rules of the SEC. Mr. Schechter is also financially sophisticated as required by the NASDAQ Marketplace Rules. The Audit Committee met six times during the fiscal year ended December 31, 2007. Mr. Liebhaber serves as chairperson of the Audit Committee.

Compensation Committee

The Compensation Committee, of which Messrs. Ingram and Liebhaber are currently members, is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers and employees of the Company, administering the Company’s incentive compensation and stock plans and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders in accordance with the applicable SEC rules and regulations. The Compensation Committee met ten times during the fiscal year ended December 31, 2007.

Mr. Ingram serves as chairperson of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company’s director independence standards and those established by the SEC, the NASDAQ Global Stock Market, or any governmental or regulatory body exercising authority over the Company (collectively, the “Regulatory Bodies”).

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors, of which Messrs. Schechter and Ingram are currently members, is responsible for assisting the Board of Directors in fulfilling its responsibilities by (i) identifying individuals qualified to become members of the Board of Directors, (ii) adopting a corporate code of business conduct and other corporate governance policies, and (iii) monitoring compliance with and periodically reviewing the code of business conduct and such other corporate governance policies as it may adopt from time to time. The Nominating and Governance Committee met two times during the fiscal year ended December 31, 2007. The Nominating and Governance Committee may, in its discretion, consider nominees recommended by stockholders. Mr. Schechter serves as Chairperson of the Nominating and Governance Committee. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent within the meaning of the Company’s director independence standards and those of the Regulatory Bodies.

CORPORATE GOVERNANCE AND RELATED MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Ingram, Liebhaber, and Schechter is independent within the meaning of the Company’s director independence standards and the director independence standards of the Regulatory Bodies, as currently in effect. Furthermore, the Board of Directors has determined that the composition of each of the committees of the Board of Directors complies with the requirements of the NASDAQ Marketplace Rules, the Regulatory Bodies and other applicable laws or regulations, as currently in effect.

Corporate Governance Principles

The Company is committed to having sound corporate governance principles and has adopted both corporate governance guidelines (which outline many of the governance policies described below) and a “code of ethics” (the “Code of Business Conduct”) as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. A current copy of the corporate governance guidelines and the Code of Business Conduct is available at www.soapstonenetworks.com at the Corporate Governance section of the Company’s website. A copy of the corporate governance guidelines and the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Soapstone Networks Inc., 296 Concord Road, Billerica, Massachusetts, 01821-3487, Attention: Investor Relations. The Company intends to disclose amendments to or waivers from a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on the Corporate Governance section of its website, which will be available at www.soapstonenetworks.com, or by such other method proscribed by applicable law or regulation.

Executive Sessions of Independent Directors

The Board of Directors has a policy stating that executive sessions of the independent directors will be held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. Mr. Liebhaber is responsible for chairing the executive sessions.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Board of Directors has a policy stating that one of the regularly scheduled meetings of the Board of Directors shall be scheduled on the same day as the Company’s Annual Meeting of Stockholders and all Directors are encouraged to attend the Company’s Annual Meeting of Stockholders. Dr. Leighton attended the Annual Meeting of Stockholders held in 2007.

Policies Governing Director Nominations

Director Qualifications

As noted above and set forth in the Company’s corporate governance policies, the Nominating and Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the Company’s business and the current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Governance Committee believes must be met by all directors: directors must be individuals of the highest ethical character and integrity and share the values of the Company as reflected in the Company’s Code of Business Conduct;

directors must have reputations, both personal and professional, consistent with the image and reputation of the Company; directors must be free of conflicts of interest that would interfere with the proper performance of the responsibilities of a director; directors must have the ability to exercise sound business judgment; directors must be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and/or committee member, as the case may be; directors must have substantial business or professional experience and expertise and be able to offer meaningful and practical advice and guidance to the Company’s management based on that experience and expertise; and directors must have a commitment to enhancing stockholder value.

The Nominating and Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as: an understanding of and experience in network infrastructure and integration services and related technology, accounting, corporate governance, finance and/or marketing and leadership experience with public companies or other major complex organizations.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for nominating its own members for election at each annual meeting of stockholders. The Board of Directors delegates the selection and nomination process to the Nominating and Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Governance Committee. The Nominating and Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Governance Committee deems to be helpful in the evaluation process. The Nominating and Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate in light of the criteria set forth above or established by the Nominating and Governance Committee from time to time, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. There is no difference in the criteria by which the Nominating and Governance Committee evaluates Director nominees, whether nominated by the Board of Directors or by a stockholder. Based on the results of the evaluation process, the Nominating and Governance Committee recommends candidates for the Board of Director’s approval as Director nominees for election to the Board of Directors. The Nominating and Governance Committee also recommends candidates for the Board of Director’s appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Governance Committee for director nominee candidates, must deliver to the Nominating and Governance Committee any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. Such recommendation for nomination must be in writing and include the following: name and address of the stockholder making the recommendation, as it appears on the Company’s books and records, and of such record holder’s beneficial owners; number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owners; name of the individual recommended for consideration as a director nominee; all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected; and a written statement from the stockholder making the recommendation stating why such recommended candidate meets the Company’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to: Soapstone Networks Inc., 296 Concord Road, Billerica, MA 01821-3487 or by facsimile to: (978) 715-2396, Attn: Secretary of Soapstone Networks Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Governance Committee. As a requirement to being considered as a director for nomination to the Company’s Board of Directors, a candidate will need to comply with the following minimum procedural requirements: a candidate must undergo a comprehensive private investigation background check from a qualified company of the Company’s choosing and a candidate must complete a detailed questionnaire regarding their experience, background and independence. Once the Nominating and Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated in accordance with the minimum criteria set forth above and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Stockholder Communications with the Board of Directors

The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for stockholder communication as follows: for communications directed to the Board of Directors as a whole, stockholders may send such communications to the attention of the Chairperson of the Board of Directors via one of the two methods listed below: (1) by U.S. mail (including courier or expedited delivery service) to: Soapstone Networks Inc., 296 Concord Road, Billerica, MA 01821-3487, Attn: Chairperson of the Board of Directors, c/o Secretary of Soapstone Networks Inc., or (2) by facsimile to: (978) 715-2396, Attn: Chairperson of the Board of Directors, c/o Secretary of Soapstone Networks Inc. For stockholder communications directed to an individual Director in his or her capacity as a member of the Board of Directors, stockholders may send such communications to the attention of the individual Director via one of the two methods listed below: (1) by U.S. mail (including courier or expedited delivery service) to: Soapstone Networks Inc., 296 Concord Road, Billerica, MA 01821-3487, Attn: [Name of Individual Director], c/o Secretary of Soapstone Networks Inc. or (2) by facsimile to (978) 715-2396, Attn: [Name of Individual Director], c/o Secretary of Soapstone Networks Inc.

The Secretary of the Company will forward any such stockholder communication to the Chairperson of the Board of Directors, as a representative of the Board of Directors, and/or to the individual director to whom the communication is addressed, on a periodic basis. The Company will forward such communications by Certified U.S. mail to an address specified by each director and the Chairperson of the Board of Directors for such purposes or by electronic transmission.

For more information regarding the Company’s corporate governance policies, you are invited to access the Corporate Governance section of our website at www.soapstonenetworks.com. By providing these documents, however, we do not intend to incorporate the contents of the website into this Proxy Statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) is composed entirely of directors who meet the independence standards of the applicable Regulatory Bodies and is responsible for determining, establishing and approving base compensation and all bonus, incentive, equity and other compensation for the Company’s Chief Executive Officer and other executive officers of the Company.

For the purposes of this Proxy Statement, including this Compensation Discussion and Analysis (the “CD&A”) the term “named executive officer” means our Chief Executive Officer, William J. Leighton, our Chief Financial Officer, William J. Stuart, our principal accounting officer and Vice President of Finance, T.S. Ramesh, our Senior Vice President of Research and Development and Chief Technology Officer, Larry R. Dennison, and our Senior Vice President of Marketing, Esmeralda S. Swartz. However, given that Dr. Dennison and Ms. Swartz, both of whom were elected as executive officers on March 10, 2008, were not executive officers in 2007 and their 2007 compensation is included in this Proxy Statement on a voluntary basis in the interest of full disclosure only, they are not deemed to be named executive officers for any other purpose.

Compensation Program

Our executive compensation program is designed to:

•	attract and retain highly qualified individuals as executive officers by offering competitive compensation packages;

•	reward such officers for their contributions to the achievement of Company goals and objectives; and

•	align the financial interests of our executive officers with the interests of our stockholders.

Our Compensation Committee’s philosophy is that the compensation packages for our named executive officers should reflect the success of the Company. Accordingly, the compensation packages for our named executive officers generally reflect base salary in an amount designed to be competitive with companies with which we compete for qualified executives, cash incentives tied to the executive’s base salary and awarded upon the achievement of certain performance objectives, and equity awards intended to link executive performance to market performance and incentivize executives to enhance the value of the Company. There is no pre-established formula or fixed target for the allocation between either cash and non-cash compensation, or short-term and long-term incentive compensation.

The Compensation Committee sets each executive’s compensation package at the time of hire and generally reviews and adjusts such compensation in January or February of each year. In certain instances, the Compensation Committee may review and adjust compensation at other times during the year. For example, in 2006, the Compensation Committee adjusted Mr. Ramesh’s compensation in connection with his assumption of principal accounting officer duties, and in 2007, the Compensation Committee adjusted Mr. Stuart’s compensation on the one-year anniversary of his employment with the Company. The Compensation Committee makes its decisions based on a number of factors including:

•	the recommendations of our Chief Executive Officer, Dr. Leighton (except when we are determining his own compensation);

•	market information from published survey data and the public filings of companies that the Compensation Committee considers to be our peers;

•	the qualifications, experience, responsibilities and performance of each named executive officer;

•	salary in prior years (including, for new hires, with respect to previous employment), incentive compensation and equity awards;

•	the number of shares vested under prior equity awards; and

•	the success of each named executive officer in contributing to the achievement of the Company’s strategic business objectives.

However, the Compensation Committee does not rely on predetermined formulas or criteria in making determinations regarding executive compensation and may consider any factor that it considers pertinent to the compensation decision. Based on such considerations, the Compensation Committee seeks to set total executive compensation near the average of compensation of named executive officers with comparable qualifications, experience and responsibilities within our peer group. We have historically had a limited number of named executive officers, and we have attempted to establish compensation levels that reflect the significant qualifications and abilities of these individuals, our interest in retaining and motivating these focused teams, and the financial interests of the Company.

Benchmarking. The Compensation Committee looks at executive compensation data from the Radford Executive Survey in determining base salary and cash incentive targets. In reviewing compensation for 2007, the Compensation Committee reviewed data from the November 2006 Radford Executive Survey for both hardware and software companies, including data on the following groups of companies: (i) national companies with revenues between $200 million and $500 million; (ii) national software companies with revenues of less than $200 million; (iii) Massachusetts-based technology companies with revenues of less than $200 million. The Compensation Committee reviewed public compensation disclosure for the following companies that it views as our peer group:

American Science and Engineering Inc.

Art Technology Group, Inc.

Aspen Technology, Inc.

Boston Communications Group, Inc.

Lightbridge, Inc.

LTX Corp.

Mercury Computer Systems, Inc.

Netscout Systems, Inc.

NMS Communications Corp. Nuance Communications, Inc. Pegasystems Inc. Phase Forward Inc. SeaChange International, Inc. Sonus Networks, Inc. Unica Corporation Vicor Corp.

In reviewing compensation for 2008, the Compensation Committee reviewed data from the November 2007 Radford Custom Survey for software product and service companies, reflecting our transition from core router sales and service to focus on our Soapstone solution.

Role of Executive Officers. Both Dr. Leighton and Mr. Stuart participate in the compensation process by reviewing and discussing the benchmarking data of our peer group, as well as the market data analysis and industry trend reports prepared by our human resources department. Dr. Leighton then makes recommendations on executive compensation, excluding his own, to the Compensation Committee based on his review and discussion with Mr. Stuart, his analysis of the contributions of each named executive officer, his experience as a chief executive, his analysis of performance incentives, and other strategic considerations. The Compensation Committee retains the right to accept, reject or modify such recommendations and, historically, has exercised such right. Dr. Leighton attends Compensation Committee meetings and participates in discussions regarding the compensation of all named executive officers, with the exception of his own. Dr. Leighton does not participate in executive sessions of the Compensation Committee in which compensation decisions are made.

Elements of 2007 Compensation

Annual named executive officer compensation consists of the following elements:

•	base salary;

•	cash incentive awards;

•	equity awards; and

•	participation in benefit plans generally available to other employees.

We believe all four elements are crucial in helping us attract, retain and reward experienced and talented executive officers able to successfully manage our business, particularly given our transition away from core router development and sales to the development and sales of our Soapstone solution. We also may provide, on a case-by-case basis, perquisites and contract benefits designed to ensure the availability and focus of our executive officers.

Base Salary. The Compensation Committee establishes base salary levels in accordance with the philosophy outlined above at levels commensurate with our position in the industry and the experience of our executives. In establishing base salary, the Compensation Committee considers a number of factors including:

•	base salaries paid by the companies that the Compensation Committee has identified as our peer group;

•	the recommendation of Dr. Leighton;

•	individual performance or previous experience;

•	principles of internal equity; and

•	cost of living adjustments.

We aim to set base salaries for our named executive officers near the median of companies within our peer group, which we believe fairly compensates our named executive officers for their services. The procedure for determining the base salary for named executive officers is as follows: first, Dr. Leighton and Mr. Stuart review benchmarking data, market data analysis and industry trends and set guidelines for base salary; then, based on the guidelines, Dr. Leighton provides recommendations for salary levels for each named executive officer, excluding himself, to the Compensation Committee; the Compensation Committee reviews Dr. Leighton’s recommendations in light of its own review of the benchmarking data, market data analysis and industry trends, and experience in industry and on other boards then sets the annual compensation for each such executive.

Incentive Awards. Named executive officers are eligible to receive cash incentive awards under the Company’s Executive Incentive Plan (“EIP”) upon the achievement by the Company of performance objectives. The EIP is administered by the Compensation Committee. The Compensation Committee has set EIP payout targets for each named executive officer, which are expressed as a percentage of annual base salary. Payout targets are intended to be commensurate with payout targets at companies in our peer group and are reviewed each year. Payout targets are determined by position rather than individually. The Compensation Committee sets performance objectives for the Company on a periodic basis, either annually, semi-annually or quarterly. Performance objectives measure company, rather than individual, performance. Historically, these performance objectives have related to revenue generation, profitability targets, cost targets, and strategic qualitative targets.

The Company must reach minimum milestones within the above listed objectives in order for the named executive officers to receive a cash incentive award. The minimum award is 50% of the target payout if the Company achieves greater than 50% of the performance objectives. If the Company exceeds the performance objectives, the Compensation Committee may grant in its discretion a cash incentive award of more than the target payout. Because awards granted pursuant to the EIP are performance based, the target milestones encourage named executive officers to help us meet and exceed our Company’s current and future financial and strategic goals. The EIP objectives have historically been challenging but attainable.

We may also, from time to time, award special one-time bonuses to a named executive officer for his or her individual contribution toward the success of a specific project.

Equity Awards. We believe in granting equity incentives to named executive officers to help align the named executive officers’ financial interests with those of our stockholders by maximizing stock price over the long term. Our policy is to grant equity awards to new named executive officers at the time of hire and on an ongoing basis. The Compensation Committee annually determines the appropriate pool for awards, based on the total amount of shares authorized for issuance under our equity compensation plans, our annual burn rate, which is the number of equity awards the Company grants on an annual basis, and other factors. The size of the grants to named executive officers and the type of the award is determined by the Compensation Committee based on the named executive officer’s position within the Company and a review of a number of factors, including:

•	the contributions of the named executive officer;

•	the vesting of previous grants;

•	the number of shares available for awards in the award pool for a given year;

•	the number of participants in the award pool;

•	the number of awards previously granted by the Company; and

•	accounting considerations.

In general, the Compensation Committee does not heavily weigh the gains actually realized by individual named executive officers from the exercise of option awards or the vesting of restricted stock awards granted in prior years in setting current compensation packages. The Compensation Committee does, however, seek to ensure that each named executive officer has a significant value of unvested equity awards. Historically, the Company has awarded both stock options and restricted stock to named executive officers under our 2000 Stock Option and Incentive Plan, as amended. The Compensation Committee makes the determination whether to grant stock options or restricted stock by weighing the financial effects on the Company, and the benefits and drawbacks of each type of award for the named executive officers. Such determination is made at the time of the grant. In general, the Company grants stock options to its named executive officers and restricted stock is only granted in certain special instances. Stock options typically vest over the course of four years, which gives our named executive officers an incentive to remain with the Company for an extended period. Restricted stock generally vests upon the earlier to occur of the fifth anniversary of the grant date or the achievement of specified Company financial performance milestones, further rewarding the officers for working to meet the Company’s goals.

Benefits Plans. In addition to the annual base salary, incentive compensation and equity included in our compensation program, each named executive officer is eligible to participate in our employee stock purchase plan, and health, disability and life insurance benefits on the same terms as the rest of our employees, with the exception that the life insurance benefit for the position of vice president and above is equal to three times annual base salary and the benefit for other employees is two times annual base salary. We believe that these additional benefits are comparable to those offered by similarly situated companies and are necessary to attract and retain talented employees. Our employee stock purchase plan allows employees to purchase a limited number of shares of our Common Stock at a discounted purchase price of 85% of the lesser of the market price of our Common Stock on the first offering date or last business day of a six-month purchase period. This provides incentives to employees and named executive officers alike to participate in the future success of the Company by giving them the opportunity to purchase our stock at a discounted price. The Company generally does not offer deferred compensation of any kind, nor does it offer retirement benefits other than a 401(k) defined contribution plan. The

Company typically matches 50% of the contributions made by named executive officers and other employees to the 401(k) plan up to a maximum of 3% of annual salary.

Other Compensation. While base salary, incentive awards, equity awards and standard employee benefits are the primary elements of the compensation packages of our named executive officers, the Compensation Committee may determine that additional forms of compensation are warranted based on a consideration of the needs of the Company and each individual officer. In connection with our 2006 restructuring, we entered into retention bonus agreements with certain key employees, including Mr. Ramesh, Dr. Dennison and Ms. Swartz, as a way of aligning the interests of key employees with those of the Company and the stockholders and ensuring their full participation in the restructuring effort. Such retention bonuses were earned and paid in 2007. In connection with the acceptance of their employment with the Company, we agreed to provide a reasonable housing allowance to each of Dr. Leighton and Mr. Stuart in lieu of relocation expenses. In general, the housing allowances are administered and reimbursed under the Company’s standard travel policy guidelines and we believe are not excessive given reasonable housing availability in the general area of our headquarters. The Compensation Committee reviews and approves reimbursements that fall outside of the guidelines on a case-by-case basis. The Compensation Committee believes that its flexibility in tailoring these elements of the compensation packages to each particular executive enables the Company to attract qualified and motivated individuals from a broader geographic area.

Change of Control Arrangements. It is the Company’s belief that the interests of our stockholders will be best served if the interests of our named executive officers are aligned with them, and providing change of control benefits allows the named executive officers to undertake decisive action at the direction of the Board of Directors to pursue a range of strategic alternatives in the long-term interests of both the Company and the stockholders while minimizing short-term concerns over individual financial security. Accordingly, the Company has entered into certain Severance Pay Agreements with Dr. Leighton and Mr. Stuart, each of which contain change of control provisions. In addition, the Company has entered into Severance Agreements, as well as change of control arrangements (pursuant to certain Retention Bonus Agreements) with Dr. Dennison, Mr. Ramesh and Ms. Swartz. The terms of the above mentioned Severance Pay Agreements and Retention Bonus Agreements are described in the “Change in Control and Severance Agreements” section of this Proxy Statement.

Determination of Compensation

Base Salary. In 2007, Dr. Leighton, Mr. Ramesh, Dr. Dennison and Ms. Swartz received annual base salaries at the rate of $300,000, $183,250, $212,176 and $190,991, respectively. Dr. Leighton’s annual base salary remained unchanged from prior years. The Compensation Committee believes that, in light of the extensive and continuing transformation of the Company, it is appropriate to emphasize the equity element of Dr. Leighton’s compensation to better align his interests with those of the Company’s stockholders. The annual base salary of Mr. Ramesh reflected an increase awarded in February 2007. Mr. Stuart received an annual base salary at the rate of $280,000 from January 1, 2007 through August 31, 2007 and an annual base salary at the rate of $294,000 from September 1, 2007 through December 31, 2007. The Compensation Committee reviewed Mr. Stuart’s annual base salary at the one-year anniversary of the commencement of his employment with the Company.

For 2007, base salary for each named executive officer as compared to the Radford Survey averages for the same position is set forth below:

Name and Position	2007 Annual Base Salary	Average Annual Base Salary from survey data
William J. Leighton President and Chief Executive Officer	$300,000	$354,300

William J. Stuart Chief Financial Officer, Senior Vice President of Finance, Secretary and Treasurer	$284,038	$245,400

Larry R. Dennison Chief Technology Officer and Senior Vice President of Research and Development	$211,900	$227,800

Esmeralda S. Swartz Senior Vice President of Marketing	$190,061	$215,400

T.S. Ramesh Principal Accounting Officer and Vice President of Finance	$182,548	$182,500

In February 2008, Mr. Ramesh received an increase in annual base salary to $192,413, retroactive to December 31, 2007, and Dr. Dennison and Ms. Swartz received an increase in annual base salary to $250,000 and $250,000, respectively, effective March 10, 2008 in connection with their promotion and election as executive officers of the Company.

Incentive Awards. In connection with the Company’s transition away from core router development and sales to focus on the Soapstone solution, in 2007 the Compensation Committee set performance objectives that measured revenue and profitability for the core router business unit and development and marketing for the Soapstone business unit. The 2007 EIP payouts for the named executive officers were based on the Company’s achievement of performance objectives related to both business units. For 2007, the payout targets were 50% of annual base salary for the Chief Executive Officer and Chief Financial Officer and 35% of annual base salary for Vice Presidents.

The objective for the core router business for the first half of 2007 focused on the achievement of certain EBITDA numbers. The objectives for the Soapstone business for the first half of 2007 focused on engineering and marketing the Soapstone solution. Within the engineering objective, the Compensation Committee set specific development milestones including product prototyping and interoperability demonstrations. Within the marketing objective, the Compensation Committee set specific milestones for launching the Soapstone business and identifying new partners and potential customers.

The objective for the core router business for the second half of 2007 focused on maximizing profitability by controlling costs, expenses and inventory. The objectives for the Soapstone business for the second half of 2007 focused on engineering and marketing progress. Within the engineering objective, the Compensation Committee set specific milestones for delivering various software releases and functionalities, successfully demonstrating the product and compliance testing. Within the marketing objective, the Compensation Committee set specific milestones for identifying new partners and beta customers, preparing software documentation, successfully demonstrating the product and developing the Soapstone website.

Reflecting the Company’s successful achievement of its financial and strategic objectives, the Company paid cash incentive awards to the named executive officers for 2007 pursuant to the EIP at 150% of the payout target for the first half of 2007 and, for the second half of 2007, 150% of the payout target with respect to the objectives related to the core router business and 98% of the objectives related to the Soapstone business (equaling 124% of the total payout target for the second half of 2007 for Dr. Leighton and Messrs. Stuart and Ramesh, reflecting an equal breakdown between core router and Soapstone, and 111% for Dr. Dennison and Ms. Swartz, reflecting a 25% core router and 75% Soapstone breakdown as a result of their substantial involvement with Soapstone). Accordingly, the Company made the following payments to named executive officers under the EIP for 2007: (i) Dr. Leighton’s target payout was 50% of his base salary and he received an incentive award of $205,500 representing each of the two payments set forth above. Mr. Stuart’s target payout was 50% of his base salary and he received an incentive award of $196,140 representing each of the two payments set forth above. Mr. Ramesh’s payout target was 35% of his base salary and he received an incentive award of $87,868 representing each of the two payments set forth above. Dr. Dennison’s target payout was 35% of his base salary and he received an incentive award of $96,911 representing each of the two payments set forth above. Ms. Swartz’s target payout was 35% of her base salary and she received an incentive award of $87,235 representing each of the two payments set forth above.

In February 2008, the Compensation Committee determined to maintain for ensuing fiscal years the existing eligibility targets for certain cash based awards that may be earned under the EIP, including eligibility for our Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents of payout target awards of 50% of annual base salary and eligibility for our Vice Presidents of payout target awards of 35% of annual base salary. For the first half of 2008, the Compensation Committee set strategic qualitative objectives related to the development and marketing of the Soapstone solution.

Equity Awards. In 2007, in connection with the Company’s transition from core router sales and development to focus on its Soapstone solution, the Compensation Committee determined that it was appropriate to grant more stock options to named executive officers than in past years as a way to align their financial interest in the development and success of the Soapstone business with the interests of the Company and the stockholders. In light of that determination and after reviewing the factors set forth above, the Compensation Committee approved an annual focal grant of the following stock options to named executive officers in May of 2007:

Name:	Number of Options(1)
William J. Leighton	156,000
William J. Stuart	104,000
T.S. Ramesh	39,000
Larry R. Dennison	65,000
Esmeralda S. Swartz	65,000

(1)	Reflects a 1.3 to 1 adjustment in connection with the June 2007 special cash dividend.

In August of 2007, the Company awarded an additional grant of 5,000 stock options to each of Dr. Dennison and Ms. Swartz in connection with the successful demonstration of the Soapstone solution. In November of 2007, the Compensation Committee reviewed the level of Dr. Dennison and Ms. Swartz equity ownership in connection with the Company’s transition away from core router development and sales to focus on the Soapstone solution. In connection with this review, the Compensation Committee approved an additional grant of 75,000 stock options to each of Dr. Dennison and Ms. Swartz to recognize their contributions to the start up and development of our Soapstone business and to increase their financial interest in the development and success of the Soapstone solution and better align their long-term interests with those of the Company and stockholders.

Other Compensation. In 2007, Mr. Ramesh, Dr. Dennison and Ms. Swartz each received a retention bonus of $91,625, $106,088 and $95,496, respectively, representing an amount equal to six months annual base salary. The payment of the retention bonuses was made pursuant to retention bonus agreements between the Company and the above mentioned officers in connection with the 2006 restructuring plan. In connection with the special cash dividend, Mr. Ramesh, Dr. Dennison and Ms. Swartz received a dividend payment on shares of restricted stock in the aggregate of $30,000, $24,000 and $24,000, respectively. Dr. Dennison received a 10-year service award in the form of $7,326 ($5,000 grossed up for taxes) towards a family vacation.

Accounting and Tax Implications

In December 2004, the Financial Accounting Standards Board issued FASB Statement No. 123(R), Share Based Payment, which requires all companies to treat the fair value of stock options granted to employees as an expense. As a result of this standard, effective for periods beginning after January 1, 2006, we are required to record a compensation expense equal to the fair value of each stock option granted. FAS123(R) requirements reduce the attractiveness of granting stock options because of the additional expense associated with these grants, which have impacted and will continue to negatively impact our results of operations. Nevertheless, the Compensation Committee has determined that stock options are an important employee recruitment and retention tool, and, to date, we have not reduced the scope of our stock option program. We have, however, utilized restricted stock awards at times to incentivize executives and mitigate the associated accounting charges and share dilutions.

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct for federal income tax purposes compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

In addition, Section 409A of the Code imposes significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of 409A. The Company structures its executive compensation packages to comply with the applicable 409A requirements to avoid such taxes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

William Ingram, Chairman

Richard T. Liebhaber

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in any such filing.

Summary Compensation Table

The following table sets forth information concerning compensation earned for the fiscal years ended December 31, 2007 and December 31, 2006 for our named executive officers:

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
William J. Leighton	2007	300,000		—		—	437,302	205,500	—	64,576	(4)	1,007,378
President and Chief Executive Officer	2006	300,000		—		264,500	259,782	152,250	—	52,867		1,029,399

William J. Stuart	2007	284,038	(5)	—		123,900	321,742	196,140	—	18,829	(6)	944,649
Chief Financial Officer, Senior Vice President of Finance, Secretary and Treasurer	2006	86,154	(7)	60,000	(8)	165,200	60,277	44,100	—	4,378		420,109

T.S. Ramesh	2007	182,548		91,625	(9)	51,622	117,144	87,868	—	30,840	(10)	561,647
Principal Accounting Officer and Vice President of Finance	2006	157,649	(11)	10,000		30,833	51,535	42,279	—	563		292,859

Larry R. Dennison (12)	2007	211,900		113,414	(13)	19,685	198,372	96,911	—	24,950	(14)	665,232
Chief Technology Officer and Senior Vice President of Research and Development

Esmeralda S. Swartz (15)	2007	190,061		95,496	(16)	19,685	203,236	87,235	—	24,869	(17)	620,582
Senior Vice President of Marketing

(1)	The fair value of stock awards is determined based on the fair market value of the stock on the date of grant. Amounts disclosed represent the expenses associated with all unvested stock awards recorded in 2007 and 2006 based on the shorter of the expected performance period or vesting period.

(2)	Represents the expense associated with all stock options granted for each individual named executive officer which was recognized by the Company in fiscal years 2007 and 2006 as estimated using the Black-Scholes valuation model in accordance with FAS 123(R). The above valuations incorporate certain key assumptions which are described more fully in footnote 1(k) to our audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008 and does not adjust for future forfeitures of such awards.

(3)	Represents bonuses earned under our Executive Incentive Plan, including amounts paid in a subsequent year, as discussed more fully in our “Compensation Discussion and Analysis” section in this Proxy Statement.

(4)	Represents reimbursements for commuting and temporary lodging expenses, grossed up for tax purposes, in lieu of relocation expenses plus $945 related to an annual life insurance premium.

(5)	Mr. Stuart’s annual base salary rate from January 1, 2007 to August 31, 2007 was $280,000 and from September 1, 2007 to December 31, 2007 it was $294,000.

(6)	Represents reimbursements of $17,737 for temporary lodging expenses, grossed up for tax purposes, in lieu of relocation expenses and the balance represents a gift certificate award plus $945 related to an annual life insurance premium.

(7)	Mr. Stuart joined the Company as Senior Vice President of Finance and Chief Financial Officer in August 2006. Mr. Stuart’s annual base salary in 2006 was $280,000.

(8)	Represents a signing bonus awarded to Mr. Stuart in connection with his employment with the Company but paid in 2007.

(9)	Represents a retention bonus awarded to Mr. Ramesh under an amended restated retention agreement.

(10)	Represents dividend payments of $30,000 on restricted stock and the balance represents a gift certificate award plus $693 related to an annual life insurance premium.

(11)	Mr. Ramesh was promoted to Vice President of Finance and Principal Accounting Officer in May of 2006. Mr. Ramesh’s annual base salary in 2006 was $165,000.

(12)	Dr. Dennison was elected as an executive officer of the company on March 10, 2008. Information is provided for 2007 on a voluntary basis in the interest of full disclosure and 2006 is excluded.

(13)	Represents a retention bonus of $106,088 awarded to Dr. Dennison under a retention agreement and a 10-year service award of $7,326.

(14)	Represents dividend payments of $24,000 on restricted stock and the balance represents a gift certificate award plus $803 related to an annual life insurance premium.

(15)	Ms. Swartz was elected as an executive officer of the company on March 10, 2008. Information is provided for 2007 on a voluntary basis in the interest of full disclosure and 2006 is excluded.

(16)	Represents a retention bonus awarded to Ms. Swartz under a retention agreement.

(17)	Represents dividend payments of $24,000 on restricted stock and the balance represents a gift certificate award plus $722 related to an annual life insurance premium.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards earned for the fiscal year ended December 31, 2007 for the named executive officers:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)		Exercise or Base Price of Option Awards($)		Grant Date Fair Value of Stock and Option Awards($)(1)
William J. Leighton	5/3/2007	—	156,000	(2)	6.08	(3)	575,630
William J. Stuart	5/3/2007	—	104,000	(2)	6.08	(3)	383,750
T.S. Ramesh	5/3/2007	—	39,000	(2)	6.08	(3)	143,910
Larry R. Dennison	5/3/07	—	65,000	(2)	6.08	(3)	239,850
	8/1/07	—	5,000		10.16		31,190
	11/1/07	—	75,000		7.99		354,350
Esmeralda S. Swartz	5/3/07	—	65,000	(2)	6.08	(3)	239,850
	8/1/07	—	5,000		10.16		31,190
	11/1/07	—	75,000		7.99		354,350

(1)	Represents the fair value of the awards estimated in accordance with FAS 123(R). Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the common stock at such future date as the option is exercised.

(2)	Reflects a 1.3 to 1 adjustment to the number of shares underlying the option in connection with the special cash dividend.

(3)	Reflects a 1 to 1.3 adjustment to the exercise price of the option in connection with the special cash dividend.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.

The Company sets the amount of salary and bonus for its executive officers using the policies and procedures set forth in the “Compensation Discussion and Analysis” section above. We have a limited number of executives with broad functional responsibilities and substantial industry experience. We rely heavily on these named executive officers and endeavor to set the salary and bonus component of each named executive officer’s compensation at a level which is commensurate with their experience, responsibility and industry practice, while including an equity and incentive component that is a meaningful proportion of the total compensation. We do not enter into employment agreements with our named executive officers; however, we have entered into Severance Pay Agreements with each of Dr. Leighton, Mr. Stuart, Mr. Ramesh, Dr. Dennison and Ms. Swartz as described more fully in the “Change in Control and Severance Agreements” section of this Proxy Statement.

All of the awards listed in the “Grants of Plan-Based Awards Table” above were granted under the Company’s 2000 Stock Option and Incentive Plan. The stock option award granted to Dr. Leighton in the amount of 120,000 options on May 3, 2007, and adjusted to 156,000 in connection with the special dividend, vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Mr. Stuart in the amount of 80,000 options on May 3, 2007, and adjusted to 104,000 in connection with the special dividend, vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Mr. Ramesh in the amount of 30,000 options on May 3, 2007, and adjusted to 39,000 in connection with the special dividend, vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Dr. Dennison in the amount of 50,000 options on May 3, 2007, and adjusted to 65,000 in connection with the special dividend, vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Dr. Dennison in the amount of 5,000 options on August 1, 2007 vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Dr. Dennison on November 1, 2007 in the amount of 75,000 options vests 25% on the first anniversary of the grant date and the balance over the remaining three years in equal monthly installments of 2.0833%. The stock option award granted to Ms. Swartz in the amount of 50,000 options on May 3, 2007, and adjusted to 65,000 in connection with the special dividend, vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Ms. Swartz in the amount of 5,000 options on August 1, 2007 vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Ms. Swartz on November 1, 2007 in the amount of 75,000 options vests 25% on the first anniversary of the grant date and the balance over the remaining three years in equal monthly installments of 2.0833%.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards, as of the completed 2007 fiscal year, held by the named executive officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)
William J. Leighton (1)
May 26, 2004	8,532	2,843	—	8.18	5/26/2014	—	—
July 20, 2004	1,355	270	—	7.87	7/20/2014	—	—
April 27, 2005	210,000	130,000	—	3.55	4/27/2015	—	—
May 3, 2007	22,750	133,250	—	6.08	5/3/2017	—	—

William J. Stuart (2)
August 28, 2006	28,166	56,334	—	7.31	8/28/2016	—	—
May 3, 2007	15,166	88,834	—	6.08	5/3/2017	—	—

T.S. Ramesh (3)
April 22, 2003	3,552	—	—	3.08	4/22/2013	—	—
June 11, 2004	1,375	1,625	—	8.28	6/11/2014	—	—
May 31, 2006	25,187	13,813	—	4.68	5/31/2016	—	—
May 3, 2007	5,687	33,313	—	6.08	5/3/2017	—	—

Larry R. Dennison (4)
March 18, 1999	8,000	—		6.15	03/18/2009	—	—
May 1, 2002	10,748	—		5.91	05/01/2012	—	—
May 21, 2002	13,000	—		5.82	05/21/2012	—	—
May 31, 2006	25,187	13,813		4.68	05/31/2016	—	—
May 3, 2007	9,479	55,521		6.08	05/03/2017	—	—
August 1, 2007	416	4,584		10.16	08/01/2017	—	—
November 1, 2007	—	75,000		7.99	11/01/2017	—	—

Esmeralda S. Swartz (5)
May 1, 2000	339	—		12.31	05/01/2010	—	—
May 1, 2002	4,259	—		5.91	05/01/2012	—	—
May 21, 2002	7,314	—		5.82	05/21/2012	—	—
June 11, 2004	1,016	1,219		8.28	6/11/2014	—	—
May 31, 2006	4,875	13,813		4.68	5/31/2016	—	—
May 3, 2007	9,479	55,521		6.08	05/03/2017	—	—
August 1, 2007	416	4,584		10.16	08/01/2017	—	—
November 1, 2007	—	75,000		7.99	11/01/2017	—	—

(1)	Each of Dr. Leighton’s option awards vest over 4 years in equal monthly increments of 2.0833% per month.

(2)	Mr. Stuart’s 2006 option award was granted at 15% above the fair market value on the date of grant and vest over four years as follows: 25% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly increments of 2.0833% per month. The award granted on May 3, 2007 vests over four years in equal monthly increments of 2.0833% per month.

(3)

Mr. Ramesh’s option awards vest as follows: The award granted on April 22, 2003, the award granted on June 11, 2004 and the award granted on May 3, 2007 vest over four years in equal monthly increments of

2.0833% per month; and the award granted on May 31, 2006 vests over three years, with 50% vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly increments of 2.0833% per month.

(4)	Dr. Dennison’s option awards vest as follows: The awards granted on March 18, 1999, May 1, 2002 and May 21, 2002 are fully vested; awards granted on May 3, 2007 and August 1, 2007 each vest over four years in equal monthly increments of 2.0833% per month; the award granted on November 1, 2007 vests 25% on the first anniversary and the balance in equal monthly increments of 2.0833%; and the award granted on May 31, 2006 vests over three years, with 50% vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly increments of 2.0833% per month.

(5)	Ms. Swartz’s option awards vest as follows: The awards granted on May 1, 2000, May 1, 2002 and May 21, 2002 are fully vested; awards granted on June 11, 2004, May 3, 2007 and August 1, 2007 each vest over four years in equal monthly increments of 2.0833% per month; the award granted on November 1, 2007 vests 25% on the first anniversary and the balance in equal monthly increments of 2.0833%; and the award granted on May 31, 2006 vests over three years, with 50% vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly increments of 2.0833% per month.

Option Exercises and Stock Vested Table

The following table sets forth information concerning exercises of option awards and vesting of restricted stock for the fiscal year ended December 31, 2007 for the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
William J. Leighton	50,000	363,407	50,000	486,000
William J. Stuart	—	—	35,000	288,050
T.S. Ramesh	15,548	72,963	15,000	111,375
Larry R. Dennison	29,375	168,058	12,000	87,960
Esmeralda S. Swartz	29,994	172,017	12,000	87,960

Report of the Audit Committee

The Board of Directors has an Audit Committee which assists it in the oversight of the accounting and financial reporting process and internal controls of the Company and which oversees the appointment and activities of the Company’s independent registered public accounting firm, including the annual audit of the Company’s consolidated financial statements. The Audit Committee regularly discusses with management and the independent registered public accounting firm the financial information developed by the Company, the Company’s systems of internal controls and its audit process. As part of its duties under its charter, the Audit Committee appoints, evaluates and retains the Company’s independent registered public accounting firm each fiscal year. It also maintains direct responsibility for the compensation, termination and oversight of the independent registered public accounting firm and evaluates their qualifications, performance and independence. Under its charter, the Audit Committee will approve all services provided to the Company by the independent registered public accounting firm and will review all non-audit-related services to ensure they are permitted under current laws and regulations. The Audit Committee has adopted a policy that it will pre-approve non audit-related services to be performed by the Company’s independent registered public accounting firm.

The Audit Committee has reviewed the audited consolidated financial statements of the Company as of December 31, 2007 and for the year ended December 31, 2007, and has discussed them with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect, including various matters pertaining to the audit, including the Company’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Ernst & Young LLP that firm’s independence.

Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

THE AUDIT COMMITTEE

Richard T. Liebhaber, Chairman

William Ingram

Robert P. Schechter

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in any such filing.

Relationship with the Independent Registered Public Accounting Firm

Ernst & Young LLP has been the independent registered public accounting firm that audits the financial statements of the Company and its subsidiaries since July 1, 2002.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services performed by Ernst & Young LLP. The Audit Committee pre-approved the provision of the services described below in accordance with such policy and determined that the provision of such services was compatible with the maintenance of Ernst Young LLP’s independence in the conduct of its audit.

Fees

The following sets forth the aggregate fees billed by Ernst & Young LLP to the Company for services provided during the fiscal years ended December 31, 2007 and December 31, 2006.

Audit Fees

Fees for audit services totaled approximately $336,000 for 2007 and $327,000 for 2006, including fees associated with the annual audit, including the audit of the effectiveness of internal control over financial reporting and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

Fees for audit-related services totaled approximately $1,500 for 2007 and $2,500 for 2006. Audit-related services in both 2006 and 2007 related to the provision by Ernst & Young LLP of on-line technical resources.

Tax Fees

Fees for tax services, including tax compliance and tax advice were approximately $64,000 for 2007 and $47,000 for 2006.

All Other Fees

There were no fees billed by Ernst & Young LLP for services other than those described above for fiscal years 2007 and 2006.

In 2007 and 2006, no fees were paid to Ernst & Young LLP under a de minimus exception to the rules and regulations of the Regulatory Bodies applicable to the Company relating to the provision of audit services that waives the pre-approval requirement for certain audit-related, tax and other services provided by the registered public accounting firm.

Compensation Committee Interlocks and Insider Participation

Currently, Mr. Ingram and Mr. Liebhaber serve as members of the Compensation Committee of the Board of Directors. The Compensation Committee establishes the salary and other compensation for the Company’s executive officers and administers the Company’s stock plans. Mr. Liebhaber and Mr. Ingram are not and have never been employed by Soapstone Networks Inc. No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or compensation committee of any other company and no such interlocking relationship has existed in the past.

Transactions with Related Persons

In connection with the review and approval or ratification of any related party transaction, the Audit Committee considers whether the transaction will compromise the Company’s professional standards included in its Code of Business Conduct and Ethics. In the case of any related person transaction involving an outside director or nominee for director, the Audit Committee also considers whether the transaction will compromise the director’s status as an independent director as prescribed in the NASDAQ listing standards.

All related person transactions are required to be disclosed in the Company’s applicable filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended and related rules.

In 2007, the Company was not a participant in any transaction or series of transactions or business relationship in which the amount involved exceeded $120,000 and in which any of its officers, directors or stockholders who own more than 5% of the Company’s Common Stock had or will have a direct or indirect material interest, nor is there currently proposed any such transaction or series of transactions or business relationship.

Compensation of Directors

During the fiscal year ended December 31, 2007, directors who are not otherwise employed by the Company received annual cash compensation for their services as directors, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings. Such directors receive annual cash compensation in the amount of $15,000, paid quarterly, and $1,000 for each Board or Committee meeting attended in person or $500 for each Board or Committee meeting attended telephonically.

Pursuant to our Amended and Restated 2000 Non-Employee Director Stock Option Plan, as amended (the “2000 Director Plan”), each Non-Employee Director who becomes a member of the Board of Directors will be automatically granted on the date first elected to the Board of Directors an option to purchase 11,375 shares of

Common Stock, which will vest in four equal installments over four years. In addition, provided that the director continues to serve as a member of the Board of Directors, each Non-Employee Director will be automatically granted on the date of each annual meeting of stockholders following his or her initial option grant date an option to purchase 4,875 shares of Common Stock, 1,625 shares of which will vest immediately and 3,250 shares of which will vest in four equal installments over four years. Grants are subject to adjustment as set forth in the 2000 Director Plan. All options granted under the 2000 Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of ten years from the date of grant. Unvested options terminate following the date that the director ceases to be a director for any reason other than death or permanent disability. Vested options may be exercised at any time during the option term, but expire 180 days following the date that the director ceases to be a director for any reason other than death or permanent disability. The term of the Director Plan is ten years, unless sooner terminated by vote of the Board of Directors.

Directors are also eligible for option grants and stock purchases and awards under the 2000 Plan. During fiscal year ended December 31, 2007, each Non-Employee Director received an option to purchase 1,625 shares of Common Stock under the Company’s Amended and Restated 2000 Stock Option and Incentive Plan at an exercise price equal to the fair market value of Common Stock on the date of grant.

If stockholders approve the 2008 Global Stock Plan at the Annual Meeting of Stockholders, Non-Employee Directors will no longer receive option grants and awards under the 2000 Director Plan or 2000 Plan. Pursuant to the 2008 Global Stock Plan, each Non-Employee Director who becomes a member of the Board of Directors will be automatically granted on the date first elected to the Board of Directors an option to purchase 11,500 shares of the Common Stock, which will vest in four equal installments over four years. In addition, provided that the director continues to serve as a member of the Board of Directors, each Non-Employee Director will be automatically granted on the date of each annual meeting of stockholders following his or her initial option grant date an option to purchase 6,500 shares of the Common Stock, 2,167 shares of which will vest immediately and 4,333 shares of which will vest in four installments over four years. Grants are subject to adjustment as set forth in the 2008 Global Stock Plan.

Name(1)	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard T. Liebhaber	2007	$36,000	—	$51,378	—	—	—	$87,378
Robert P. Schechter	2007	$27,500	—	$52,205	—	—	—	$79,705
William Ingram	2007	$36,000	—	$49,793	—	—	—	$85,793

(1)	For information concerning compensation earned in fiscal year 2007 by William J. Leighton, our President, Chief Executive Officer and a member of our board of directors, please see the Summary Compensation Table in this proxy statement.

(2)	Represents the expense associated with all stock options granted for each individual director which was recognized by the Company in fiscal year 2007 as estimated using the Black-Scholes valuation model in accordance with FAS 123(R). The above valuations incorporate certain key assumptions which are described more fully in footnote 1(k) to our audited financial statements for the fiscal year ended December 31, 2007, included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008 and does not adjust for future forfeitures of such awards.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND DIRECTORS

The following table sets forth as of April 11, 2008 (unless otherwise indicated), certain information regarding beneficial ownership of the Company’s Common Stock (i) by each director of the Company and each nominee for director, (ii) by each named executive officer, (iii) by all directors and executive officers of the Company as a group and (iv) by each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. Unless otherwise listed below, each five percent stockholder maintains a business address at: c/o Soapstone Networks Inc., 296 Concord Road, Billerica, Massachusetts, 01821-3487.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature Of Beneficial Ownership (1)	Percent of Class (2)
Executive Officers and Directors
William J. Leighton (3)	Common Stock	334,752	2.26%
William J. Stuart (4)	Common Stock	89,035	*
T.S. Ramesh (5)	Common Stock	57,587	*
Larry R. Dennison (6)	Common Stock	98,047	*
Esmeralda S. Swartz (7)	Common Stock	50,701	*
William Ingram (8)	Common Stock	6,904	*
Richard T. Liebhaber (9)	Common Stock	76,738	*
Robert P. Schechter (10)	Common Stock	19,238	*
All named executive officers and directors as a group (8 persons) (11)	Common Stock	733,002	4.95%

Five Percent (5%) Stockholders
Renaissance Technologies Corp. (12) 800 Third Avenue New York, NY 10022	Common Stock	1,183,000	7.99%
Dimensional Fund Advisors LP (13) 1299 Ocean Avenue Santa Monica, CA 90401	Common Stock	805,798	5.44%

*	Less than one percent of the outstanding Common Stock.

(1)	The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the SEC and are not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of April 11, 2008 are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not deemed outstanding for computing the percentage of any other person or entity.

(2)	Percentage of beneficial ownership is based on 14,812,436 shares of Common Stock outstanding as of April 11, 2008.

(3)	Includes 305,605 shares issuable upon exercise of options within 60 days of April 11, 2008.

(4)	Includes 65,134 shares issuable upon exercise of options within 60 days of April 11, 2008.

(5)	Includes 46,093 shares issuable upon exercise of options within 60 days of April 11, 2008.

(6)	Includes 2,500 shares held in a GST trust for Dr. Dennison’s children and 79,643 shares issuable upon exercise of options within 60 days of April 11, 2008.

(7)	Includes 41,526 shares issuable upon exercise of options within 60 days of April 11, 2008.

(8)	Consists of 6,904 shares issuable upon exercise of options within 60 days of April 11, 2008.

(9)	Consists of 25,000 shares held in a living trust for Mr. Liebhaber’s wife and 51,738 shares issuable upon exercise of options within 60 days of April 11, 2008.

(10)	Consists of 19,238 shares issuable upon exercise of options within 60 days of April 11, 2008.

(11)	All directors, nominees and executive officers as a group hold options to purchase 733,002 shares of Common Stock which may be exercised within 60 days of April 11, 2008.

(12)	According to the Amended Schedule 13G filed with the SEC dated February 13, 2008, Renaissance Technologies Corp. (“RTP”), is an investment advisor in accordance with Section 240.13d-1(b)(1)(ii)(E), and James H. Simons, a control person of RTP, has sole power to vote the shares.

(13)	According to the Schedule 13G filed with the SEC dated February 6, 2008, Dimensional Fund Advisors LP (“DFA”), is an investment advisor in accordance with Section 240.13d-1(b)(1)(ii)(E), and has power in its role as investment advisor to vote the shares. DFA disclaims beneficial ownership.

Equity Compensation Plan Information

The following table provides information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2007, including the Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”), the Amended and Restated 2000 Stock Option and Incentive Plan (the “2000 Plan”), the 2000 Director Plan and the 2000 Employee Stock Purchase Plan. If stockholders approve the 2008 Global Stock Plan, the 2000 Plan and the Director Plan will be terminated as of the date the 2008 Global Stock Plan is first approved and, accordingly, while all options and awards then outstanding under these plans will remain in effect, no additional option grants or awards may be issued under these plans. In addition, no further awards may be granted under the Soapstone Networks Inc. Amended and Restated 1997 Stock Incentive Plan. The number of shares of Common Stock that may be delivered pursuant to Awards granted under the 2008 Global Stock Plan is 1,500,000 shares of Common Stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,420,480		$7.04	(2)	1,578,728	(3)
Equity compensation not approved by security holders (4)	0	$			N/A
Total	2,420,480		$7.04		1,578,728

(1)	Consists of the Amended and Restated 1997 Stock Incentive Plan, the Amended and Restated 2000 Stock Option and Incentive Plan, the Amended and Restated 2000 Non-Employee Director Stock Option Plan and the Amended 2000 Employee Stock Purchase Plan.

(2)	Excludes the weighted average exercise price for shares to be issued under the Amended 2000 Employee Stock Purchase Plan because the weighted average exercise price cannot be determined. Eligible employees may purchase Common Stock at a price equal to 85% of the lower of the fair market value of the Common Stock (i) at the beginning of the offering period or (ii) at the end of the purchase period, whichever is lower. Participation is limited to 10% of the employees’ eligible compensation, not to exceed $25,000 per calendar year or amounts allowed by the Internal Revenue Code.

(3)	Of these shares, 1,303,417 shares remained available for grant under the 2000 Plan, 115,375 shares remained available for grant under the 2000 Director Plan and 159,936 shares remained available for grant under the 2000 Employee Stock Purchase Plan as of December 31, 2007. No further grants may be made under the 1997 Plan. On January 1 of each year, the aggregate number of shares available for grant under the 2000 Director Plan will automatically increase by the number of shares necessary to cause the total number of shares then available for grant to be 130,000 shares. On January 1 of each year, the aggregate number of shares available for grant under the 2000 Employee Stock Purchase Plan will automatically increase by the number of shares necessary to cause the total number of shares then available for grant to be 187,500 shares.

(4)	Does not include warrants to purchase 800,000 shares of Common Stock we issued to a strategic partner on January 7, 2004 outside of the Company Plans. These warrants were not granted pursuant to a formal equity compensation plan approved by the Board of Directors, but were instead granted as an individual equity compensation arrangement in connection with the execution of a strategic partnership agreement and authorized by the Board of Directors. The warrant is nonforfeitable, has a term of approximately seven years from the date of issuance and is exercisable after seven years. The exercise price is $6.03 per share.

Change in Control and Severance Agreements

Our Severance Pay Agreement, dated March 15, 2006, with William J. Leighton provides that upon termination of employment by the Company without cause or by Dr. Leighton for good reason, he will receive twelve months continuation of salary and benefits and six months acceleration of remaining unvested options. Upon a change in control, Dr. Leighton will receive accelerated vesting of 50% of remaining unvested options. If, in connection with a change in control, Dr. Leighton is terminated without cause or resigns for good reason, he will receive accelerated vesting of 100% of remaining unvested options.

Our Severance Pay Agreement, dated August 28, 2006, with William J. Stuart provides that upon termination of Mr. Stuart’s employment without cause or by Mr. Stuart for good reason, Mr. Stuart will receive twelve months continuation of salary and benefits. In the event that Mr. Stuart is terminated without cause prior to a change of control, he will receive six months acceleration of remaining unvested options. Upon a change in control, Mr. Stuart will receive accelerated vesting of 50% of remaining unvested options. If, in connection with a change in control, Mr. Stuart is terminated without cause or resigns for good reason, he will receive accelerated vesting of 100% of remaining unvested options.

Our Amended and Restated Severance Pay Agreement with Mr. Ramesh provides that upon termination of Mr. Ramesh’s employment without cause or by Mr. Ramesh for good reason, Mr. Ramesh will receive six months continuation of salary and benefits. In the event that Mr. Ramesh is terminated without cause prior to a change of control, he will receive six months acceleration of remaining unvested options. In addition, our Amended and Restated Retention Bonus Agreement, with Mr. Ramesh provides that upon a change in control, Mr. Ramesh will receive accelerated vesting of 50% of remaining unvested options, and if, in connection with a change in control, Mr. Ramesh is terminated without cause or resigns for good reason, he will receive accelerated vesting of 100% of remaining unvested options.

Our Severance Pay Agreement, dated February 28, 2006, with Larry R. Dennison provides that upon termination of Dr. Dennison’s employment without cause or by Dr. Dennison for good reason, Dr. Dennison will receive six months continuation of salary and benefits. In the event that Dr. Dennison is terminated without cause prior to a change of control, he will receive six months acceleration of remaining unvested options. In addition, our Retention Bonus Agreement, dated February 28, 2006, with Dr. Dennison provides that upon a change in control, Dr. Dennison will receive accelerated vesting of 50% of remaining unvested options, and if, in connection with a change in control, Dr. Dennison is terminated without cause or resigns for good reason, he will receive accelerated vesting of 100% of remaining unvested options.

Our Severance Pay Agreement, dated February 28, 2006, with Esmeralda S. Swartz provides that upon termination of Ms. Swartz’s employment without cause or by Ms. Swartz for good reason, Ms. Swartz will receive six months continuation of salary and benefits. In the event that Ms. Swartz is terminated without cause prior to a change of control, she will receive six months acceleration of remaining unvested options. In addition, our Retention Bonus Agreement, dated February 28, 2006, with Ms. Swartz provides that upon a change in control, Ms. Swartz will receive accelerated vesting of 50% of remaining unvested options, and if, in connection with a change in control, Ms. Swartz is terminated without cause or resigns for good reason, she will receive accelerated vesting of 100% of remaining unvested options.

APPROVAL OF THE SOAPSTONE NETWORKS INC. 2008 GLOBAL STOCK PLAN

Proposal No. 2

Our Board of Directors has adopted, subject to stockholder approval, the Soapstone Networks Inc. 2008 Global Stock Plan (the “Plan”). If approved by our stockholders, the Plan would become effective as of the date of approval and expire 10 years from the date of approval. The Plan is intended to replace the Soapstone Networks Inc. Amended and Restated 2000 Stock Option and Incentive Plan (the “2000 Plan”), which would otherwise expire in 2010, and the Soapstone Networks Inc. Amended and Restated 2000 Non-Employee Director Stock Option Plan (the “Director Plan”), which would also otherwise expire in 2010.

We have carefully designed the Plan to enable us to continue to provide equity-based compensation to attract, retain, and incent our employees without resulting in excessive dilution to shareowner equity. The principal features of the Plan include:

•

Limit on Shares Authorized. The Plan authorizes the grant of 1,500,000 shares, subject to adjustment in connection with certain equity restructuring events. Upon adoption of the Plan, no additional grants will be made under either the 2000 Plan or the Director Plan.

•	No Discounted Stock Options. The Plan prohibits the grant of a stock option with an exercise price less than the fair market value of our Common Stock on the date of grant.

•	Limit on Term of Stock Options. The Plan provides that the term of each stock option will not exceed seven years.

•

No Repricing of Awards. The Plan provides that no award issued under the Plan may be repriced by cancellation, exchange or amendment, without stockholder approval, except in connection with certain equity restructuring events, if the effect would be to reduce the exercise price for the shares underlying the award.

•

Share Counting Determined by Type of Award. The shares available for issuance under the Plan will be reduced by 1.45 shares for each share represented by restricted stock, restricted stock units or other full value awards. When a stock appreciation right that may be settled for shares is exercised, the number of shares subject to the grant agreement will be counted against the number of shares available for issuance under the Plan as one (1) share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise. All other awards will reduce the shares available for issuance under the Plan by one (1) share for every share subject thereto.

•

Committee Administration. Other than with respect to awards to non-employee directors, the Plan will be administered by the Compensation Committee of the Board of Directors of the Company. With respect to non-employee director Awards, the Plan will be administered by the Nominating and Governance Committee of the Board of Directors. Both committees satisfy the independence requirements of Rule 10A-3(b)(1) and Rule 16b-3 promulgated under the Exchange Act and Rules 4200(15) and 4350(c)(3) of the NASDAQ Marketplace Rules.

The 2000 Plan and the Director Plan will be terminated as of the date this Plan is first approved by stockholders, meaning that while all options and awards then outstanding under these plans will remain in effect, no additional option grants or awards may be issued under these plans. As of December 31, 2007, 1,303,417 shares were not subject to outstanding options and remained available for grant under the 2000 Plan and 115,375 shares were not subject to outstanding options and remained available for grant under the Director Plan. No further awards may be granted under the Soapstone Networks Inc. Amended and Restated 1997 Stock Incentive Plan.

Description of the 2008 Global Stock Plan

The following description of the Plan is a summary only. We strongly recommend that you read the complete text of the Plan which is attached as Appendix A hereto.

The purpose of the Plan is to provide equity ownership and compensation opportunities (each, an “Award”) to our employees, officers, directors, consultants and advisors, all of whom are eligible to receive Awards under the Plan. Under present law, however, incentive stock options within the meaning of Section 422 of the Code, a type of stock-based Award that may be granted pursuant to the Plan, may be granted only to employees of Soapstone or subsidiaries of Soapstone. Any person to whom an Award is granted will be called a “Participant.” As of March 31, 2008, there were approximately 82 employees, officers and directors who were eligible to be Participants in the Plan.

Other than with respect to awards to non-employee directors, the Plan will be administered by the Compensation Committee of the Board of Directors of the Company. With respect to non-employee director Awards, the Plan will be administered by the Nominating and Governance Committee of the Board of Directors. With respect only to those Awards for which it has administrative responsibility, the Compensation Committee and the Nominating and Governance Committee (each, when acting pursuant to its authority under the Plan, the “Committee”) will each, in its sole discretion, have complete authority (except as otherwise provided in the Plan) to grant Awards, interpret all provisions of the Plan and any Award consistent with law, to determine the type and terms of Awards consistent with the provisions of the Plan, to prescribe the form of instruments evidencing Awards, to adopt, amend and rescind general and special rules and regulations for its administration, to modify and amend, subject to the limitations of the Plan, any Award, and to make all other determinations necessary or advisable for its administration of the Plan. The determinations of the Committee shall be final and conclusive. The Committee may act by resolution or in any other manner permitted by law.

The Compensation Committee and the Nominating and Governance Committee will each satisfy the independence requirements of Rule 10A-3(b)(1) and Rule 16b-3 promulgated under the Exchange Act and Rules 4200(15), 4350(c)(3) and 4350(c)(4) of the NASDAQ Marketplace Rules.

Awards under the Plan may take the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, or any other stock-based interests as the Committee shall determine.

Awards may be granted subject to time-based vesting schedules and/or performance-based vesting measured by Performance Criteria specified in an Award. If the Award is subject to Performance Criteria and the Award so provides, the Committee may appropriately evaluate achievement against Performance Criteria to take into account any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs and any extraordinary non-recurring charges or other events. “Performance Criteria” means any one or more of the following performance criteria, applied to either Soapstone as a whole or to a division, business unit or subsidiary, and measured either annually or cumulatively over a period of years or over a shorter or longer periodic basis (such as quarterly), on an absolute basis or relative to a pre-established target, to prior or comparable period results or to a designated comparison group, in each case as specified by the Committee in the Award: cash flow; earnings per share; earnings before interest, taxes, depreciation and amortization; return on equity; total stockholder return; share price performance; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; product release schedules; new product innovation; product cost reduction; brand recognition/acceptance; product ship targets; marketing targets; customer targets; operating targets; process improvement results; verification of business strategy and/or business plan; improvement of strategic position; adaptation to changes in the marketplace or environment; or customer satisfaction.

Except as otherwise required by Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”), the Committee may at any time provide that any options shall become immediately exercisable in full or in part, that any restricted stock or restricted stock unit Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions, conditions, or risk of forfeiture or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of Soapstone occurs, or (ii) disqualify all or part of the option as an incentive stock option.

Stock-Based Awards

Authorized Shares. The number of shares (the “Authorized Shares”) of Common Stock that may be delivered pursuant to Awards granted under the Plan is 1,500,000 shares of Common Stock. The maximum number of shares of stock-based Awards that may be granted to any individual Participant under the Plan during any one fiscal year may not exceed 650,000 shares of Common Stock. As of December 31, 2007, 1,303,417 shares were not subject to outstanding options and remained available for grant under the 2000 Plan and 115,375 shares were not subject to outstanding options and remained available for grant under the Director Plan. No further awards will be granted under these plans if the Plan is adopted by our stockholders and the shares available for grant under such plans and not subject to outstanding awards will be cancelled. If any Award expires, is terminated, surrendered, forfeited, expires unexercised, is settled in cash in lieu of Common Stock or, subject to certain limitations on exchanges constituting repricing, is exchanged for other Awards, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares are: (i) shares that were subject to a stock-settled SAR (as defined below) and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to satisfy tax withholding obligations in connection with an Award, or (iv) shares repurchased on the open market by the Company with the proceeds of an Award.

The shares available for issuance under the Plan will be reduced by 1.45 shares for each share represented by restricted stock, restricted stock units or other Full Value Awards. When a stock appreciation right that may be settled for shares is exercised, the number of shares subject to the grant agreement will be counted against the number of shares available for issuance under the Plan as one (1) share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise. All other Awards will reduce the shares available for issuance under the Plan by one (1) share for every share subject thereto. “Full Value Awards” means restricted stock, restricted stock units and awards other than options or SARs or other stock-based Awards for which the Participant pays the intrinsic value (whether directly or forgoing a right to receive a cash payment from Company).

Terms of Stock-Based Awards. The Committee shall determine the terms and conditions of each stock-based Award, including the number of shares subject to such Award or a formula for making this determination; the exercise or purchase price, as applicable, of such Award (subject to limitations discussed subsequently) and the means of payment for shares; the vesting schedule; the Performance Criteria, if any, that determine the number of shares or options granted, issued, retainable and/or vested; other terms and conditions on the grant, issuance and/or forfeiture of the shares or options; and such further terms and conditions as may be determined by the Committee.

Stock Options. Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. The exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 or such sum as is allowed by the Code

(determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Code and regulations issued thereunder. Options shall expire not later than seven years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant.

Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, by delivery of a properly signed written notice of exercise to our principal office address or to our transfer agent, or by notification to a third party commercial provider that we may designate. Payment for the exercise of options under the Plan may be made by one or any combination of the following forms of payment:

•	by cash or by check payable to the order of Soapstone, or by fund transfer from the holder’s account maintained with a third party commercial provider that we may designate, if any;

•	at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the option; or

•	at the discretion of the Committee, by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Stock Appreciation Rights. A stock appreciation right (a “SAR”) is an Award entitling the holder, upon exercise, to receive shares of Common Stock in an amount determined solely by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted separately from or expressly in tandem with an option. A SAR granted in tandem with an option will be exercisable only at such time or times, and to the extent, that the related option is exercisable, and the option will terminate and no longer be exercisable upon the exercise of the related SAR. The Committee will determine all terms and condition of SARs granted under the Plan. SARs shall expire not later than seven (7) years after the date of grant.

Restricted Stock and Restricted Stock Units. Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Restricted stock units represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Subject to any restrictions applicable to the Award, a Participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares. A Participant holding restricted stock units may not vote the shares represented by those units.

Other Stock-Based Awards. The Plan provides the flexibility to grant other forms of Awards based upon Common Stock, having the terms and conditions established at the time of grant by the Committee.

Automatic Grants of Awards to Non-Employee Directors. The Plan provides that each of our non-employee directors (i) on the date of each annual meeting of stockholders of the Company (each, an “Annual Meeting Date”) shall be automatically granted on such date, without further action by the Board, an option to purchase 6,500 shares of the Common Stock (the “Annual Grant”) and (ii) on the date such person is first elected to the Board, shall be automatically granted on such date, without further action by the Board, an option to purchase 11,500 shares of the Common Stock (the “Election Grant”), subject to adjustment in connection with certain equity restructuring events. The option exercise price of the stock covered by an automatic option grant pursuant to the Plan will be 100% of the fair market value of such shares on the day the option is granted. Options granted pursuant to this automatic grant will not be exercisable until they become vested. Options granted pursuant to this automatic grant will vest in the optionee and thus become exercisable in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board through such vesting date. No options shall be exercisable for a period of time greater than seven (7) years from the date of grant of such option.

Annual Grant:

Option Shares for which Option will be Exercisable	Date of Vesting
2,167	Date of grant

An additional 1,083	One year after the date of grant or, if earlier, the day immediately prior to the first Annual Meeting Date following the grant date

An additional 1,083	Two years after the date of grant or, if earlier, the day immediately prior to the second Annual Meeting Date following the grant date

An additional 1,083	Three years after the date of grant or, if earlier, the day immediately prior to the third Annual Meeting Date following the grant date

An additional 1,084	Four years after the date of grant or, if earlier, the day immediately prior to the fourth Annual Meeting Date following the grant date

Election Grant:

Percentage of Option Shares for which Option will be Exercisable	Date of Vesting
25%	One year after the date of grant
50%	Two years after the date of grant
75%	Three years after the date of grant
100%	Four years after the date of grant

In the event any optionee’s service as a member of the Board terminates as of an Annual Meeting Date occurring within thirty (30) days prior to the date any Election Grant option installment would otherwise have vested had such optionee continued to serve as a member of the Board, then notwithstanding the foregoing, such installment will be vested and exercisable as of such Annual Meeting Date.

The number of shares as to which options may be exercised will be cumulative, so that once the option shall become exercisable as to any shares it will continue to be exercisable as to those shares, until expiration or termination of the option as provided in the Plan.

In the event that an optionee ceases to be a member of the Board for any reason other than his or her death or permanent disability, any unexercised portion of options granted pursuant to this automatic grant will, to the extent not then vested, immediately terminate and become void. Any portion of an option granted pursuant to this automatic grant which is then vested but has not been exercised at the time the optionee ceases to be a member of the Board may be exercised, to the extent it is then vested, within 180 days after the date the optionee ceased to be a member of the Board, but not later than the scheduled expiration of the date of the option. In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted pursuant to this automatic grant be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee’s personal representative, conservator, guardian or beneficiary) until the scheduled expiration date of the option.

In the event of an Acquisition (as defined below), each option granted pursuant to this automatic grant which is outstanding but unvested immediately prior to the effective date of such Acquisition shall become exercisable in full thirty (30) days prior to the effective date of such Acquisition.

Adjustment. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

•	the number and class of securities available for Awards under the Plan and the per-Participant share limit;

•	the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option;

•	the repurchase price per security subject to repurchase; and

•	the terms of each other outstanding stock-based Award.

in each case, in a manner determined to be equitable by the Committee. Adjustments are mandatory and the Committee will take into account such factors as it deems appropriate in determining adjustments. Such determinations will be final, binding and conclusive.

General Terms

Eligibility Under Section 162(m). In general, under Section 162(m) of the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid in a year to certain executive officers. This deduction limitation, however, does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The regulations under Section 162(m) of the Code contain a “safe harbor” that treats stock options granted at fair market value as qualified performance-based compensation (assuming certain other requirements are satisfied). We considered the limitations on deduction imposed by Section 162(m) of the Code when preparing the Plan. It is our intention that the entire amount of “qualified performance-based compensation” issued under the Plan in excess of $1,000,000 will be deductible under Section 162(m) of the Code.

Transferability. Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred to a grantor retained annuity trust or a similar estate planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof. In no event may Awards (for clarity, excluding vested shares of Common Stock issued under Awards) be transferred for consideration.

Treatment upon Acquisition. Subject to certain restrictions to reduce taxes that may be imposed on Participants pursuant to Section 4999 of the Code, upon the consummation of an Acquisition, the Committee shall, as to outstanding Awards, either: (a) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (1) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (2) shares of stock of the surviving or successor corporation or (3) such other securities as the Committee deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; or (b) upon written notice to the Participants, provide that all or a portion of then unexercised options will become exercisable in full or in part as of a specified time (the “Acceleration Time”) prior to the Acquisition and will terminate immediately prior to the consummation of such Acquisition, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition; or (c) in the event of an Acquisition under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition (the “Acquisition Price”), provide that all outstanding options shall terminate upon consummation of such Acquisition and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (y) the aggregate exercise price of such options; or (d) provide that all or any portion of the restricted stock awards then outstanding shall become free of all or certain restrictions prior to the consummation of the Acquisition; or (e) provide that any other stock-based Awards outstanding (x) shall become exercisable, realizable or vested in full or in part, or shall be free of all or certain conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition, or (y), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). “Acquisition” means the (i) sale of the Company by merger, consolidation, tender offer, or other transaction in which the stockholders of Soapstone in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor), (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (iii) any other acquisition of the business of the Company, as determined by the Committee.

Effect of Termination, Disability or Death. Except as otherwise provided in the Plan or as required by Section 162(m) of the Code, the Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code.

Amendment of Awards. Except as otherwise required by Section 162(m) of the Code, the Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, provided further that, no Award may be repriced by cancellation, exchange or amendment of such Award without approval of the stockholders of Soapstone, except for adjustments in connection with certain equity restructuring events, if the effect would be to reduce the exercise price for the shares underlying such Award.

Compliance with Section 409A. The Plan and every Award made pursuant to the Plan shall be construed, administered and enforced as necessary to comply with applicable requirements of Section 409A of the Code so that no Participant (without any such Participant’s express written consent) incurs any of the additional tax or interest liabilities of Section 409A(a)(B) of the Code with respect to any Award. The Plan and every Award are modified and limited as necessary to comply with the applicable requirements of Section 409A.

Termination of Plan; Amendments. Awards may be granted under the Plan at any time on or prior to 10 years from the date this Plan is first approved by stockholders, but Awards granted before that date may be exercised thereafter. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to adjustments in connection with certain equity restructuring events, materially increase either the aggregate number of shares of Common Stock available for issuance under the Plan; or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand or limit the class of persons eligible to receive Awards or otherwise participate in the Plan; (iii) other than pursuant to adjustments in connection with certain equity restructuring events, reduce the price at which a previously-issued option is exercisable or otherwise reprice an option; (iv) extend the period of time for which a previously-issued option or SAR shall be exercisable beyond seven (7) years from the date of grant of such option or SAR; or (v) require stockholder approval pursuant to the requirements of NASDAQ and/or any other exchange on which the Company is then listed or pursuant to applicable law.

United States Federal Income Tax Consequences

Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under the Plan.

1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to Soapstone upon either grant or exercise of an ISO.

2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

4. In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, we generally should be entitled to a corresponding deduction for federal income tax purposes.

5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

7. An optionee may be entitled to exercise an ISO by delivering shares of our Common Stock to Soapstone in payment of the exercise price. If an optionee exercises an ISO in such fashion, special rules will apply.

8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Nonstatutory Stock Options. The following general rules are applicable under current federal income tax law to options that do not qualify as ISOs (“Nonstatutory Stock Options”) granted under the Plan:

1. The optionee generally does not realize any taxable income upon the grant of a Nonstatutory Stock Option, and we are not allowed a federal income tax deduction by reason of such grant.

2. The optionee generally will recognize ordinary income at the time of exercise of a Nonstatutory Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3. When the optionee sells the shares acquired pursuant to a Nonstatutory Stock Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4. We generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

5. An optionee may be entitled to exercise a Nonstatutory Stock Option by delivering shares of our Common Stock to Soapstone in payment of the exercise price. If an optionee exercises a Nonstatutory Stock Option in such fashion, special rules will apply.

6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

Awards and Purchases. The following general rules are applicable under current federal income tax law to awards of restricted stock and restricted stock units (“Restricted Awards”), the granting of opportunities to make direct stock purchases under the Plan (“Purchases”) or the granting of a SAR that is settled in shares (a “Stock-Settled Award”):

1. Persons receiving Common Stock pursuant to a Restricted Award, a Purchase or a Stock-Settled Award generally will recognize ordinary income at the time of vesting, purchase or settlement, as applicable, in an amount equal to the fair market value of the shares received, reduced by the purchase price paid, if any.

2. We generally should be entitled to a corresponding deduction for federal income tax purposes when such person recognizes ordinary income. When such Common Stock is sold, the seller generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale and the seller’s tax basis in the Common Stock (generally, the amount that the seller paid for such stock plus the amount taxed to the Seller as ordinary income).

3. Special rules apply if the stock acquired pursuant to an Award of stock or direct stock purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the Plan. In addition, the Compensation Committee and Nominating and Governance Committee, each in its sole discretion, will determine the number and types of Awards that will be granted under the Plan. Accordingly, it is not possible to determine the benefits that will be received by each of our named executive officers, executive officers and non-executive officer employees if the Plan is approved by our stockholders. Automatic grants to non-employee directors are set forth in the Plan.

The affirmative vote of the majority of shares present, in person or represented by proxy, and voting on Proposal 2 is required for approval of Proposal 2, provided a quorum is represented.

The Board of Directors recommends a vote “FOR” the approval of the Soapstone Networks Inc. 2008 Global Stock Plan.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Proposal No. 3

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2002. A member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the Company’s independent registered public accounting firm is not required under Delaware law or under the Company’s Fourth Restated Certificate of Incorporation or its Amended and Restated By-Laws. If our stockholders do not ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2008, the Audit Committee will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select a new independent registered public accounting firm for the current fiscal year or for future fiscal years. The section Report of the Audit Committee on page 22 of this Proxy Statement sets forth information regarding services performed by, and fees paid to, Ernst & Young LLP during the fiscal year ended December 31, 2007.

The affirmative vote of the majority of shares present, in person or represented by proxy, and voting on Proposal 3 is required for approval of Proposal 3, provided a quorum is represented.

The Board of Directors recommends a vote “FOR” ratification of this selection.

VOTING PROCEDURES

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. If a stockholder does not return a signed proxy card or submit a proxy over the internet or by telephone, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nominee receiving the highest number of affirmative votes of the shares present or represented and voting on the election of the directors at the Annual Meeting will be elected as the Class II Director for a three-year term. Shares represented by proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted for the election of the nominee. If a stockholder properly withholds authority to vote for the nominee, such stockholder’s shares will not be counted toward such nominee’s achievement of a plurality.

Other Matters. For all other matters being submitted to the stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval provided a quorum is represented. Abstentions are included in the number of shares present or represented and voting on each matter, but are not considered voted for or against such matter. Accordingly, neither abstentions nor broker “non-votes” are considered voted for or against the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2009 Annual Meeting of Stockholders pursuant to SEC Rule 14a–8 must be received at the Company’s principal executive offices not later than December 26, 2008. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Company’s Amended and Restated By-Laws.

The Company’s Amended and Restated By-Laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Company’s Amended and Restated By-Laws, to the Secretary of the Company. To be timely, a stockholder’s notice containing the information required by the Company’s Amended and Restated By-Laws must be delivered to the Secretary at the principal executive offices of the Company at least 120 days, but not more than 150 days, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice not more than 90 days prior to such annual meeting and not less than the later of 60 days prior to such annual meeting and 10 days after the Company makes the first public announcement of the date of such meeting. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, the sections of the Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. The Company has retained The Proxy Advisory Group, LLC to advise the Company, aid in the solicitation of proxies and to verify records relating to the solicitations. The Proxy Advisory Group will receive customary fees and expense reimbursement for these services. The Company estimates that Proxy Advisory Group’s fees for proxy solicitation will be $8,500. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2007 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2007.

HOUSEHOLDING

Our Annual Report, including audited financial statements for the fiscal year ended December 31, 2007, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, Broadridge Investor Communications has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Soapstone Networks Inc. will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Soapstone Networks Inc., 296 Concord Road, Billerica, Massachusetts 01821-3487, Attention: Investor Relations, or calls Investor Relations, at 978-715-2300, with such a request.

You can also notify Broadridge that you would like to receive separate copies of Soapstone Networks Inc.’s Annual Report and Proxy Statement in the future by writing or calling your bank or broker. Even if your household has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed postage-prepaid envelope. If your household has received multiple copies of Soapstone Networks Inc.’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

ADDITIONAL INFORMATION

The Company’s Annual Report does not include all Exhibits to the Form 10-K filed with the SEC. These Exhibits, along with additional copies of our Form 10-K, are available from us without charge upon request. Please contact: Inna Vyadro, Director of Investor Relations, at Soapstone Networks Inc., 296 Concord Road, Billerica, MA 01821-3487 or ivyadro@soapstonenetworks.com.

Appendix A

SOAPSTONE NETWORKS INC.

2008 GLOBAL STOCK PLAN

1.	PURPOSE AND ELIGIBILITY

The purpose of this 2008 Global Stock Plan (the “Plan”) of Soapstone Networks Inc. is to provide equity ownership opportunities in the Company under the Plan (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 12(a).

2.	ADMINISTRATION

a. Employee, Officer, Advisor and Consultant Awards. With respect to Awards other than Awards to Non-Employee Directors (as defined below), the Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”).

b. Non-Employee Director Awards. With respect to Awards to members of the Board who are not employees or officers of the Company or any Subsidiary (each a “Non-Employee Director”), the Plan shall be administered by the Nominating and Governance Committee of the Board of Directors.

c. Authority of Committees. With respect only to those Awards for which it has administrative responsibility, the Compensation Committee and the Nominating and Governance Committee (each, when acting pursuant to its authority under the Plan, the “Committee”) shall each, in its sole discretion, have complete authority (except as otherwise provided herein) to grant Awards, interpret all provisions of the Plan and any Award consistent with law, to determine the type and terms of Awards consistent with the provisions of the Plan, to prescribe the form of instruments evidencing Awards, to adopt, amend and rescind general and special rules and regulations for its administration, to modify and amend, subject to the limitations of the Plan, any Award, and to make all other determinations necessary or advisable for its administration of the Plan. The determinations of the Committee shall be final and conclusive. The Committee may act by resolution or in any other manner permitted by law.

The Compensation Committee and the Nominating and Governance Committee shall each satisfy the independence requirements of Rule 10A-3(b)(1) and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rules 4200(15), 4350(c)(3) and 4350(c)(4) of the Nasdaq Marketplace Rules.

To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards or to grant Awards to other executive officers of the Company.

3.	STOCK AVAILABLE FOR AWARDS

a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $.0001 par value per share (the “Common Stock”), that may be issued pursuant to the Plan shall be 1,500,000 shares of Common Stock. If any Award expires, is terminated, surrendered, forfeited, expires unexercised, is settled in cash in lieu of Common Stock or, subject to Section 9(i) is exchanged for other Awards, in whole or in part, the unissued Common Stock covered by such

Award shall again be available for the grant of Awards under the Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an Option, (iii) shares delivered to or withheld by the Company to satisfy tax withholding obligations in connection with an Award, or (iv) shares repurchased on the open market by the Company with the proceeds of an Award.

The shares available for issuance under the Plan shall be reduced by 1.45 shares for each share represented by Restricted Stock, Restricted Stock Units or other Full Value Awards. When a stock appreciation right that may be settled for shares is exercised, the number of shares subject to the Award agreement shall be counted against the number of shares available for issuance under the Plan as one (1) share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise. All other Awards will reduce the shares available for issuance under the Plan by one (1) share for every share subject thereto. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Awards may be made under the Plan at any time after approval of the Plan by stockholders at the 2008 annual meeting of the Company (the “Effective Date”) until ten (10) years from the Effective Date, but Awards previously granted may extend beyond that date. No new awards shall be granted to any Participant under the Amended and Restated 2000 Stock Option and Incentive Plan or the Amended and Restated 2000 Non-Employee Stock Option Plan after the Plan becomes effective.

b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted stock-based Awards during any one fiscal year with respect to more than 650,000 shares of Common Stock.

c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) in a manner determined to be equitable by the Committee. If Section 9(f) applies for any event, this Section 3(c) shall not be applicable. Adjustments under this Section 3(c) shall be mandatory and the Committee shall take into account such factors as it deems appropriate in determining adjustments pursuant to this Section 3(c) and such determinations shall be final, binding and conclusive.

d. Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall, at the Committee’s discretion, receive either cash in lieu of such fractional shares or a full share for each fractional share.

4.	STOCK OPTIONS

a. General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the terms and conditions of each Option, including, but not limited to (i) the number of shares subject to such Option or a formula for determining such, (ii) subject to Section 4(e) hereof, the exercise price of the Options and the means of payment for the shares, (iii) the Performance Criteria (as defined in Section 9(d)), if any, and level of achievement of such Performance Criteria that shall determine the number of shares or Options granted, issued, retainable and/or vested, (iv) the terms and conditions of the grant, issuance and/or forfeiture of the shares or Options, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with the Plan.

b. Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such.

c. Nonstatutory Stock Options. An Option or any part thereof that is not intended to qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option,” and the Award agreement shall so state.

d. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) that are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined in Section 12 and determined as of the respective date or dates of grant) of more than $100,000 (or such other limit as may be provided by the Code). To the extent that any such Incentive Stock Options exceed the $100,000 limitation (or such other limit as may be provided by the Code), such Options shall be Nonstatutory Stock Options.

e. Exercise Price. Subject to Section 9(f) and except as provided in Section 11, the Committee shall establish the exercise price (or determine the method by which the exercise price shall be established) at the time each Option is granted and specify the exercise price in the applicable Option agreement; provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant (or such other limit as may be provided by the Code). For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply. Subject to Sections 3(c) and 9(f), an Option may not be amended subsequent to its issuance to reduce the price at which it is exercisable unless such amendment is approved by the Company’s stockholders.

f. Duration of Options. Each Option shall be exercisable at such times and subject to such terms, conditions and expiration as the Committee may specify in the applicable Option agreement; provided, that no Option shall be exercisable for a period of time greater than seven (7) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such Option (or such other limit as may be provided by the Code). For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

g. Vesting of Options. Subject to Section 9(f) and except as provided in Section 11, at the time of the grant of an Option, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Options. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee.

h. Exercise of Option. Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or by notification of the Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(i) for the number of shares for which the Option is exercised.

i. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)	in United States dollars in cash or by check payable to order of the Company or by funds transfer from the Option holder’s account maintained with the Third Party Commercial Provider;

(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option;

(iii)	at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the Third Party Commercial Provider to pay that amount to the Company, which sale shall be at the Participant’s direction at the time of exercise; or

(iv)	at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing in the Award agreement.

j. Notice to Company of Disqualifying Disposition. By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of the Incentive Stock Options. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

k. Issuances of Securities. Except as provided in Section 3(c) or as otherwise expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for normal recurring dividends paid in cash or in property other than securities of the Company.

l. Repricing of Options. Notwithstanding anything to the contrary in the Plan, the Company shall not engage in any repricing of Options (including those granted under any other stock plans of the Company) without stockholder approval. For this purpose, except as provided in Sections 3(c) and 9(f), the term “repricing” shall mean any of the following or any other action that has the same effect: (i) reducing the exercise price of an Option after it is granted, (ii) buying-out an outstanding Option at a time when its exercise price exceeds the fair market value of the underlying stock for cash or shares, or (iii) cancelling an Option at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for another Option, Restricted Stock Award, or other equity of the Company, or (iv) any other action that is treated as a repricing under generally accepted accounting principles.

5.	STOCK APPRECIATION RIGHTS

a. General. A Stock Appreciation Right (a “SAR”) is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock, or a combination thereof (such form to be determined by the Committee), determined solely by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date of the SAR Award.

b. Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(i)	Tandem Awards. When SARs are expressly granted in tandem with Options: (i) the SARs will be exercisable only at such time or times, and to the extent, that the related Option is exercisable, and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SARs will terminate and no longer be exercisable upon the termination or exercise of the related Option except that a SAR granted with respect to less than the full number of shares covered by an Option will not be terminated until and only to the extent that the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(ii)	Independent Stock Appreciation Rights. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify in the SAR Award agreement.

c. Terms and Conditions. The Committee shall determine all terms and conditions of a SAR, including, but not limited to (i) the number of shares subject to such SAR or a formula for determining such, (ii) the Performance Criteria, if any, and level of achievement of such Performance Criteria that shall determine the number of shares or SARs granted, issued, retainable and/or vested or the amount of cash payable, (iii) the terms and conditions of the grant, issuance and/or forfeiture of the shares or SARs, and (iv) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with the Plan; provided that no SAR shall be exercisable for a period of time greater than seven (7) years from the date of grant of such SAR.

d. Vesting of SAR Awards. Subject to Section 9(f), at the time of the grant of a SAR, the Committee shall establish a vesting date or vesting dates with respect to such SAR, provided that SARs awarded in tandem with Options shall be subject to the same vesting date or vesting dates established by the Committee pursuant to Section 4(g) for such related Options and shall be exercisable only to the extent that such related Option shall then be exercisable. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee.

6.	RESTRICTED STOCK

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of cash, a check or other sufficient legal consideration in an amount at least equal to the par value of the shares purchased, (ii) the right of the Company to repurchase or reacquire all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”), and (iii) Section 6(b).

b. Terms and Conditions. A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares. The Committee shall determine all terms and conditions of any such Restricted Stock Award, including, but not limited to (i) the number of shares subject to such Restricted Stock Award or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the Performance Criteria, if any, and level of achievement of such Performance Criteria that shall determine the number of shares granted, issued, retainable and/or vested, (iv) the terms and conditions on the grant, issuance and/or forfeiture of the shares, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with the Plan. At the Committee’s election, shares of Common Stock issued in respect of a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapses, or (ii) evidenced by a stock certificate that may bear a legend indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Restricted Stock Award agreement. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant. All certificates registered in the name of the Participant shall, unless otherwise determined by the Committee, be deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c. Vesting of Restricted Stock. Subject to Section 9(f), at the time of the grant of a Restricted Stock Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Award, which vesting dates may be based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee.

7.	RESTRICTED STOCK UNIT

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b. Terms and Conditions. The Committee shall determine all terms and conditions of any such Restricted Stock Unit, including, but not limited to (i) the number of shares subject to such Restricted Stock Unit or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the Performance Criteria, if any, and level of achievement of such Performance Criteria that shall determine the number of shares granted, issued, retainable and/or vested, (iv) the terms and conditions on the grant, issuance and/or forfeiture of the shares, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with the Plan. A Participant shall not be entitled to any stockholder rights with respect to any Restricted Stock Unit, and may not vote the shares represented by a Restricted Stock Unit or, subject to Section 3(c), receive dividends with respect to the shares represented by the Restricted Stock Unit. A Restricted Stock Unit may be settled in cash or Common Stock, as determined by the Committee, with the amount of the cash payment based on the Fair Market Value of the shares of Common Stock at the time of vesting. Any such settlements may be subject to such conditions, restrictions and contingencies as the Committee shall establish.

c. Vesting of Restricted Stock Unit. Subject to Section 9(f), at the time of the grant of a Restricted Stock Unit, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Unit, which vesting dates may be based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee.

8.	OTHER STOCK-BASED AWARDS

The Committee shall have the right to grant other Awards based upon the Common Stock and having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions and/or Performance Criteria, the grant of securities convertible into Common Stock and the grant of stock units. The Committee shall determine the terms and conditions of any such Awards, including, but not limited to (i) the number of shares subject to such Award or a formula for determining such, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the Performance Criteria, if any, and level of achievement of such Performance Criteria that shall determine the number of shares granted, issued, retainable and/or vested, (iv) the terms and conditions on the grant, issuance and/or forfeiture of the shares or Award, and (v) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with the Plan. Subject to Section 9(f), at the time of the grant of an

Award under this Section 8, the Committee shall establish a vesting date or vesting dates with respect to such Award, which vesting date may be based upon the passage of time and/or the satisfaction of Performance Criteria or other conditions as deemed appropriate by the Committee.

9.	GENERAL PROVISIONS APPLICABLE TO AWARDS

a. Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option that are applicable to the Participant. In no event may any Award (for clarity, excluding vested shares of Common Stock issued under Awards) be transferred for consideration. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees of such an Option.

b. Documentation. Each Award granted under the Plan, shall be evidenced by a written Award agreement or instrument in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c. Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d. Performance Criteria. For purposes of the Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a division, business unit or Subsidiary, and measured either annually or cumulatively over a period of years or over a shorter or longer periodic basis (such as quarterly), on an absolute basis or relative to a pre-established target, prior or comparable period results or a designated comparison group, in each case as specified by the Committee in the Award agreement: cash flow; earnings per share; earnings before interest, taxes, depreciation and amortization; return on equity; total stockholder return; share price performance; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; product release schedules; new product innovation; product cost reduction; brand recognition/acceptance; product ship targets; marketing targets; customer targets; operating targets; process improvement results; verification of business strategy and/or business plan; improvement of strategic position; adaptation to changes in the marketplace or environment; or customer satisfaction. If the Award agreement so provides, the Committee may appropriately evaluate achievement against Performance Criteria to take into account any of the following events that occurs during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs and any extraordinary non-recurring charges or other events. The Committee may prescribe the foregoing criteria either individually or in combination. The Committee’s determination of the achievement of any Performance Criteria shall be conclusive.

e. Termination of Status. Except as otherwise provided herein or as required by Section 162(m) of the Code, the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award under such circumstances, subject to applicable law and the provisions of the Code.

f. Acquisition or Liquidation of the Company.

(i)	Consequences of an Acquisition.

(A)	Upon the consummation of an Acquisition, the Committee shall, as to outstanding Awards, either: (a) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (1) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (2) shares of stock of the surviving or successor corporation or (3) such other securities as the Committee deems appropriate, the Fair Market Value of which shall not materially exceed the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition; or (b) upon written notice to the Participants, provide that all or a portion of then unexercised Options will become exercisable in full or in part as of a specified time (the “Acceleration Time”) prior to the Acquisition and will terminate immediately prior to the consummation of such Acquisition, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition; or (c) in the event of an Acquisition under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition (the “Acquisition Price”), provide that all outstanding Options shall terminate upon consummation of such Acquisition and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (y) the aggregate exercise price of such Options; or (d) provide that all or any portion of the Restricted Stock Awards then outstanding shall become free of all or certain restrictions prior to the consummation of the Acquisition; or (e) provide that any other stock-based Awards outstanding (x) shall become exercisable, realizable or vested in full or in part, or shall be free of all or certain conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition, or (y), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

(B)	Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger, consolidation, tender offer, or other transaction in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Committee.

(ii)	Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the

Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(iii)	Parachute Awards. Notwithstanding the provisions of Section 9(f)(i)(A), if, in connection with an Acquisition described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 9(f)(iii) shall be made by the Company and shall be final, binding and conclusive.

g. Liquidation or Dissolution. In the event of the proposed liquidation or dissolution of the Company, each Award, to the extent not then exercised or vested, will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

h. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax withholding obligation. The Committee may allow Participants to satisfy such tax obligations in whole or in part by transferring to the Company shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

i. Amendment of Awards. Except as otherwise required by Section 162(m) of the Code, the Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant, provided further that, no Award may be repriced by cancellation, exchange or amendment of such Award without approval of the stockholders of the Company (except pursuant to Section 3(c) or 9(f)) if the effect would be to reduce the exercise price for the shares underlying such Award.

j. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

k. Acceleration. Except as otherwise required by Section 162(m) of the Code, the Committee may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock or Restricted Stock Unit Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions, conditions, or risk of forfeiture or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

m. Compliance with Section 409A. Any other provision of the Plan or any Award to the contrary notwithstanding, the Plan and every Award hereunder shall be construed, administered and enforced as necessary to comply with applicable requirements of Section 409A of the Code, so that no Participant shall (without such Participant’s express written consent) incur any of the additional tax or interest liabilities under Section 409A(a)(B) of the Code with respect to any Award. The Plan and each Award are hereby modified and limited as necessary to comply with applicable requirements of Section 409A.

10.	FOREIGN JURISDICTIONS

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such other terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable for such purpose, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to officers of the Company. The provisions of this Section 10 shall be subject to the requirements of Section 162(m) of the Code.

11.	AUTOMATIC GRANTS OF AWARDS TO NON-EMPLOYEE DIRECTORS

a.	Grant of Options.

Subject to the availability of shares under the Plan, each Non-Employee Director on the date of each annual meeting of stockholders of the Company (each, an “Annual Meeting Date”) shall be automatically granted on such date, without further action by the Board or any committee, an Option to purchase 6,500 shares of the Common Stock (the “Annual Grant”).

Subject to the availability of shares under the Plan, each Non-Employee Director first elected to the Board following the Effective Date shall be automatically granted on the date such person is first elected to the Board, without further action by the Board or any committee, an Option to purchase 11,500 shares of the Common Stock (the “Election Grant”).

Awards granted under the Plan shall be in addition to the annual Board and Committee cash retainers paid by the Company to the Non-Employee Directors. The number of shares, if any, covered by Awards granted under this Section 11 shall be subject to adjustment in accordance with the provisions of Section 3(c) of this Plan.

b.	Option Price.

The purchase price of the stock covered by an Option granted pursuant to this Section 11 shall be 100% of the Fair Market Value of such shares on the day the Option is granted. The Option exercise price will be subject to adjustment in accordance with the provisions of Sections 3(c) and 9(f) of this Plan.

c.	Vesting of Shares.

Options granted under this Section 11 shall not be exercisable until they become vested. Options granted under this Section 11 shall vest in the optionee and thus become exercisable in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board through such vesting date:

Annual Grant:

Option Shares for which Option Will be Exercisable	Date of Vesting

2,167	Date of grant
an additional 1,083	One year after the date of grant or, if earlier, the day immediately prior to the first Annual Meeting Date following the grant date
an additional 1,083	Two years after the date of grant or, if earlier, the day immediately prior to the second Annual Meeting Date following the grant date
an additional 1,083	Three years after the date of grant or, if earlier, the day immediately prior to the third Annual Meeting Date following the grant date
an additional 1,084	Four years after the date of grant or, if earlier, the date immediately prior to the fourth Annual Meeting Date following the grant date

The foregoing number of shares for which such Options will become exercisable shall be subject to adjustment in accordance with Sections 3(c) and 9(f).

Election Grant:

Percentage of Option Shares for which Option Will be Exercisable	Date of Vesting

25%	One year after the date of grant
50%	Two years after the date of grant
75%	Three years after the date of grant
100%	Four years after the date of grant

In the event any optionee’s service as a member of the Board terminates as of an Annual Meeting Date occurring within thirty (30) days prior to the date any Election Grant Option installment would otherwise have vested had such optionee continued to serve as a member of the Board, then notwithstanding the foregoing, such installment shall be vested and exercisable as of such Annual Meeting Date.

The number of shares as to which Options may be exercised shall be cumulative, so that once the Option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the Option as provided in the Plan.

In the event of an Acquisition, each Option granted under this Section 11 which is outstanding but unvested immediately prior to the effective date of such Acquisition shall become exercisable in full thirty (30) days prior to the effective date of such Acquisition.

d.	Termination of Option Rights.

(i)	In the event an optionee ceases to be a member of the Board for any reason other than death or disability, any then unexercised portion of Options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an Option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 180 days after the date the optionee ceased to be a member of the Board, but not later than the scheduled expiration of the date of the Option; and all such Options shall terminate after such 180 days have expired.

(ii)	In the event that an optionee ceases to be a member of the Board by reason of his or her death or disability, any Option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised Options shall be exercisable by the optionee (or by the optionee’s personal representative, conservator, guardian, or Designated Beneficiary) until the scheduled expiration date of the Option.

e.	Duration of Options.

No Options shall be exercisable for a period of time greater than seven (7) years from the date of grant of such Option.

12.	MISCELLANEOUS

a.	Definitions.

(i)	“Company” for purposes of eligibility under the Plan, shall include Soapstone Networks Inc. and any present or future subsidiary corporations of Soapstone Networks Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Soapstone Networks Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other entity in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

(ii)	“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii)	“Employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status.

(iv)

“Fair Market Value” of the Company’s Common Stock on any date means (i) the last reported sale price (on that date) of the Common Stock on the NASDAQ Global Market (“NASDAQ”) or other national securities exchange on which the Common Stock is then traded; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange; or (iii) if the Common Stock is not publicly traded or quoted, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length; provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be final, binding and conclusive as to the Fair Market Value of the Common Stock.

(v)	“Full Value Awards” means Restricted Stock, Restricted Stock Units and Awards other than (a) Options or (b) SARs or (c) other stock-based Awards for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

b.	Legal Consideration for Issuance of Shares. Unless otherwise determined by the Committee, in the case of Awards of Restricted Stock, Restricted Stock Units, or Awards that are settled in whole or in part with shares of Common Stock, to the extent such Awards do not otherwise require the payment by the Participant of cash consideration that exceeds the par value of the shares of Common Stock received in connection therewith, the services rendered or to be rendered by the Participant shall satisfy the legal requirement of payment of par value for such shares of Common Stock.

c.	No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

d.	No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award other than a Restricted Stock Award or at such other time as a Participant or Designated Beneficiary becomes a record holder.

e.	Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders of the Company and Awards may be granted under the Plan at any time on or prior to 10 years from such date.

f.	Amendment of Plan. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c), materially increase either the aggregate number of shares of Common Stock available for issuance under the Plan; or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand or limit the class of persons eligible to receive Awards or otherwise participate in the Plan; (iii) subject to Sections 3(c) and 9(f), reduce the price at which a previously-issued Option is exercisable or otherwise engage in repricing pursuant to Section 4(l); (iv) extend the period of time for which a previously-issued Option or SAR shall be exercisable beyond seven (7) years from the date of grant of such Option or SAR; or (v) require stockholder approval pursuant to the requirements of NASDAQ and/or any other exchange on which the Company is then listed or pursuant to applicable law.

g.	Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR AND FOR THE PROPOSALS IN ITEMS 2 AND 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Director Proposal - To elect one member to the Board of Directors to serve for a three-year term as a Class II Director:
NOMINEE: 01 Richard T. Liebhaber	FOR the nominee listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for nominee listed ☐

2. Director Proposal – To approve the Soapstone Networks Inc. 2008 Global Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Director Proposal – To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. To transact such other business as may properly come before the meeting and any adjournment thereof.

	I/We will attend the meeting.	☐

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature_________________________________	Signature__________________________________	Date
Please sign exactly as name appears hereon. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by authorized person.

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/soap Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

SOAPSTONE NETWORKS INC. Annual Meeting of Stockholders to be held on June 5, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints William J. Stuart as proxy to represent and vote all shares of stock of Soapstone Networks Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 5, 2008, at 9:00 a.m. local time, at the offices of Choate Hall & Stewart LLP, Two International Place, Boston, MA 02110 and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29, 2008, a copy of which has been received by the undersigned. The proxy is further authorized to vote, in his discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR the election of the director, the approval of the Soapstone Networks Inc. 2008 Global Stock Plan and the ratification of the selection of independent accountants.

SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲